DEED OF LEASE

                                 REGENCY SQUARE
                               RICHMOND, VIRGINIA

                      TENANT'S TRADE NAME: PIZZERIA REGINA

                                TABLE OF CONTENTS

Basic Lease Provisions............................................  1
         Demised Premises.........................................  1
         Shopping Center..........................................  1
         Integrated Shopping Center...............................  1
         Common Areas.............................................  1
         Lease Term...............................................  1
         Lease Year...............................................  1
         Guaranteed Minimum Rent..................................  1
         Percentage Rent..........................................  2
         Use Permitted............................................  2
         Trade Name...............................................  2
         Marketing Fund and Advertising Fund Fees.................  2
         Common Area Maintenance..................................  2
         Property Taxes and Insurance.............................  2
         Electrical Consumption Charge............................  2
         Security Deposit.........................................  2
         Tenant's Mailing Address.................................  2
         Landlord's Mailing Address For Notices...................  3
         Landlord's Mailing Address for Places to Pay Rent........  3
         Major Stores.............................................  3
         Floor Area...............................................  3
         Gross Leased Area........................................  3
         Exhibits.................................................  3
         Rent Commencement Date...................................  3

Demised Premises..................................................  4

Term  ............................................................  4

Rent .............................................................  4
         Guaranteed Minimum Rent..................................  4
         Taxes and Insurance Expense..............................  5
         Percentage Rent..........................................  6
         Additional Rent..........................................  7
         Interest and Late Charges................................  8
         Payment of Rent..........................................  8
         Option to Terminate......................................  8
         Survival.................................................  8

Improvements and Delivery of Demised Premises.....................  8

Use of the Premises...............................................  9
         Continuous Occupancy.....................................  9
         Failure to Comply........................................ 10
         Radius Restriction....................................... 10
         Rules and Regulations.................................... 10
         Installation of Signs, Awnings, Canopies, Fixture
           and Alterations by Tenant.............................. 13
         Hazardous Materials...................................... 13

Landlord's Covenant to Maintain................................... 15

Tenant's Covenant to Maintain..................................... 15



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Common Areas...................................................... 16
         Control of Common Areas.................................. 16
         Tenant's Share of Common Area Costs...................... 16
         Security................................................. 18

Utilities......................................................... 19

Laws and Insurance Standards...................................... 19

Indemnification of Landlord and Tenant and Liability Insurance.... 20

Property Insurance, Damage and Destruction........................ 21

Ownership of Certain Property and Surrender of Premises........... 23

Landlord's Entry, Easement for Pipes and Excavation............... 23

Default .......................................................... 23

Bankruptcy........................................................ 25

Remedies Cumulative - Nonwaiver................................... 25

Eminent Domain.................................................... 26

Financial Information; Statement of Tenant; Amendment of Lease.... 26

Assignment, Subletting and Hypothecation of Lease................. 26

Promotion of the Shopping Center.................................. 28

Notices .......................................................... 29

Holding Over...................................................... 29

Subordination..................................................... 29

Transfer of Landlord's Interest................................... 30

Warranty  ........................................................ 30

Short Form Lease.................................................. 30

Estoppel Certificate.............................................. 30

Mechanics' Liens.................................................. 31

Force Majeure..................................................... 31

Limitation of Liability........................................... 31

Real Estate Brokers............................................... 31

Accord and Satisfaction........................................... 31

Nature and Extent of Agreement.................................... 32

Binding Effect.................................................... 32

ERISA Representation.............................................. 32


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Waiver of Jury Trial.............................................. 32

Attorney's Fees................................................... 32

Captions.......................................................... 32

Examination of Lease.............................................. 33

Survival ......................................................... 33

Relocation and Redevelopment of Shopping Center................... 33

Food Park Tenant.................................................. 33

Security Deposit.................................................. 34

Surety Agreement.................................................. 34

FOOD PARK ADDENDUM................................................ 36

EXHIBIT A - SITE PLAN............................................. 39

EXHIBIT B - BUILDING PLAN......................................... 40

EXHIBIT C -  SHOPPING CENTER DESCRIPTION.......................... 41

EXHIBIT D - DESCRIPTION OF INTEGRATED SHOPPING CENTER............. 42

EXHIBIT E - Intentionally deleted................................. 43

EXHIBIT F - ENERGY SERVICE AND ENERGY CHARGES..................... 44

EXHIBIT G - MEMORANDUM OF LEASE................................... 54

EXHIBIT H - ESTOPPEL CERTIFICATE.................................. 55

SURETY AGREEMENT.................................................. 57

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                                  DEED OF LEASE


     THIS DEED OF LEASE, made as of the 7th day of July, 1997, by and between ONE FEDERAL STREET JOINT VENTURE, a Massachusetts Joint Venture, hereinafter called "Landlord", and PIZZERIA REGINA OF VIRGINIA, INC., a Virginia corporation, hereinafter called "Tenant";

                                   WITNESSETH:
                                   -----------

     The parties hereto agree for themselves, their successors and assigns, as follows:

     1. Basic Lease Provisions

     The following terms, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this paragraph, unless such meanings are expressly modified, limited or expanded elsewhere herein:

          (a) Demised Premises: Space crosshatched on Exhibit B with a total Floor Area of 605 square feet for the purposes of this Lease. {Paragraph 2}

          (b) Shopping Center: That land owned by Landlord located in Richmond, Henrico County, Virginia, together with the improvements constructed thereon, on which the Demised Premises are located, which is outlined in green on Exhibit A and described on Exhibit C, and known as Regency Square Shopping Center. In the event Landlord redevelops the Shopping Center in accordance with Paragraph 9(a) and such redevelopment results in the addition of land and/or improvements, then the Shopping Center shall be deemed to include such additional land and/or improvements.

          (c) Integrated Shopping Center: That land including the Shopping Center and certain additional parcels of land which have been developed by Major Stores, as described on Exhibit D and shown on Exhibit A. In the event Landlord redevelops the Integrated Shopping Center in accordance with Paragraph 9(a) and such redevelopment results in the addition of land and/or improvements, then the Integrated Shopping Center shall be deemed to include such additional land and/or improvements.

          (d) Common Areas: All areas, space and facilities furnished in the Shopping Center and designated for the general use, in common, of occupants of the Shopping Center, including Tenant, its officers, agents, employees, invitees and customers, including, but not limited to, parking areas, streets, sidewalks, roofs, canopies, signs, roadways, loading platforms, washrooms, shelters, ramps, landscaped areas, pedestrian malls (enclosed or open), courts, stairs and other similar facilities. {Paragraph 9(a)}

          (e) Lease Term: Eighty-four (84) full calendar months, plus the period from delivery of possession of the Demised Premises until the Rent Commencement Date as defined in Paragraph 1(w), provided, however, if the Rent Commencement Date is on a date other than the first (1st) day of a month then the first full month shall be the period commencing on the Rent Commencement Date and ending on the last day of the month immediately following the Rent Commencement Date. {Paragraph 3}

          (f) Lease Year: The first Lease Year shall be the period commencing on the Rent Commencement Date and ending on the first December 31 thereafter. Each subsequent Lease Year shall be a calendar year, except that if the Rent Commencement Date is on a day other than January 1, the final Lease Year shall be for less than a calendar year and shall commence on January 1 and end on the date which is 84 full calendar months following the Rent Commencement Date, provided, however, if the Rent Commencement Date was on a date other than the first (1st) day of a month then the last day of the Lease Term shall be extended to the last day of such month.

          (g) Guaranteed Minimum Rent:

               (i) $90,000.00 per annum, payable in equal monthly installments of $7,500.00 (which amounts are based on $152.54 per square foot of Floor Area of the Demised Premises) during the period beginning on the Rent Commencement Date and ending on the date which is 24 full months thereafter, provided, however, if the Rent

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          Commencement Date is on a date other than the first (1st) day of a month then the first full month shall be the period commencing on the Rent Commencement Date and ending on the last day of the month immediately following the Rent Commencement Date.

               (ii) $100,000.00 per annum, payable in equal monthly installments of $8,333.33 (which amounts are based on $169.49 per square foot of Floor Area of the Demised Premises) during each of the 25th through the 60th full calendar months of the Lease Term;

               (iii) $110,000.00 per annum, payable in equal monthly installments of $9,166.67 (which amounts are based on $186.44 per square foot of Floor Area of the Demised Premises) during each of the 61st through the 84th full calendar months of the Lease Term. {Paragraph 4(a)}

          (h) Percentage Rent:

               (i) 8% of Gross Sales in excess of a "Percentage Rent Base" of $1,125,000.00 in each Lease Year during the period beginning on the Rent Commencement Date and ending on the date which is 24 full months thereafter, provided, however, if the Rent Commencement Date is on a date other than the first (1st) day of a month then the first full month shall be the period commencing on the Rent Commencement Date and ending on the last day of the month immediately following the Rent Commencement Date.

               (ii) 8% of Gross Sales in excess of a "Percentage Rent Base" of $1,250,000.00 in each Lease Year during the 25th through the 60th full calendar months of the Lease Term.

               (iii) 8% of Gross Sales in excess of a "Percentage Rent Base" of $1,375,000.00 in each Lease Year during the 61st through the 84th full calendar months of the Lease Term. {Paragraph 4(c)}

          (i) Use Permitted: Tenant shall use the Demised Premises only for the retail sale of pizza, pasta, other Italian food, stuffed pizza, calzones, soft drinks, milk and other associated beverages and other items sold in Pizzeria Regina restaurants, but excluding beer, wine and other alcoholic beverages. {Paragraph 6}

          (j) Trade Name: PIZZERIA REGINA. {Paragraph 6(a)}

          (k) Marketing Fund and Advertising Fund Fees:

               (i) Marketing Fund: One Thousand and no/100 Dollars ($1,000.00) per annum, including the first calendar year, adjusted annually at the end of each calendar year as provided in Paragraph 22(a).

               (ii) Advertising Fund: Three Thousand Five Hundred and no/100 Dollars ($3,500.00) per annum, including the first calendar year, adjusted annually at the end of each calendar year as provided in Paragraph 22(b). {Paragraph 22}

          (l) Common Area Maintenance: Tenant pays its pro rata share. {Paragraph 9(b)}

          (m) Property Taxes: Tenant pays its pro rata share. {Paragraph 4(b)}

          (n) Electrical Consumption Charge: Tenant pays as provided in Exhibit F, Section 5.



          (p) Tenant's Mailing Address:

               (i) For Notices: 999 Broadway, Suite 400, Saugus, MA 01906 {see also Paragraph 21(d)}, and

               (ii) For Invoices: 999 Broadway, Suite 400, Saugus, MA 01906. {Paragraph 23}


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          (q) Landlord's Mailing Address For Notices: One Federal Street Joint
     Venture, c/o The Prudential Realty Group, 8 Campus Drive, Arbor Circle South, Parsippany, NJ 07054 Attention: Vice President, Retail, and with a copy to Faison & Associates, Inc., 1900 Interstate Tower, 121 West Trade Street, Charlotte, North Carolina 28202-5399, Attn: Retail Leasing. {Paragraph 23}

          (r) Landlord's Mailing Address for Places to Pay Rent:

               (i) Place to Pay Rent {except rent set out below}: One Federal Street Joint Venture, c/o Faison & Associates, Inc., P.O. Box 70160, Richmond, Virginia 23255-0160.

               (ii) Place to Pay Marketing Fund and Advertising Fund Fees:
          Regency Square Marketing/Advertising Fund, 1420 Parham Road, Richmond, Virginia 23229. {Paragraph 4(f)}

          (s) Major Stores: Stores within the Integrated Shopping Center which occupy at least thirty thousand (30,000) square feet of Floor Area.

          (t) Floor Area: The number of square feet of floor space within the Demised Premises or other buildings or spaces in the Shopping Center, as the case may be. All Floor Areas shall be calculated by using dimensions from the centerline of the interior or party walls and from the exterior faces of exterior walls.

          (u) Gross Leased Area: The number of square feet of Floor Area of all leased areas of the Shopping Center rented to tenants whose leases or occupancy requirements have commenced, but excluding the Floor Area of the Major Stores and the Floor Area of tenants whose spaces do not front on the enclosed mall. In no event shall the Gross Leased Area be less than 75% of the Gross Leasable Area; provided, however, that in the event of an expansion of the Shopping Center, then the Gross Leasable Area of the expanded area shall not be included in the above percentage until such time as 75% of the Gross Leasable Area of the expanded area is rented to tenants whose leases or occupancy requirements have commenced. For the purposes herein "Gross Leasable Area" shall mean the Floor Area of all enclosed areas of the Shopping Center which are available for the exclusive use and occupancy by tenants of the Shopping Center, whether or not open for business, but excluding the Floor Area of the Major Stores and the Floor Area of tenants whose spaces do not front on the enclosed mall. Changes in the Gross Leased Area occurring during any calendar month shall be effective on the first (1st) day of the next succeeding calendar month. The Gross Leased Area in effect for the whole of any calendar year shall be the average of the Gross Leased Area in effect on the first (1st) day of each calendar month in such calendar year.

          (v) Exhibits: The following exhibits are attached to this Lease and are hereby incorporated in and made a part of this Lease.

               (i) Exhibit A - Site Plan.

              (ii) Exhibit B - Building Plan (Showing the Demised Premises
                   outlined in red).

             (iii) Exhibit C - Description of Shopping Center.

              (iv) Exhibit D - Description of Integrated Shopping Center.

               (v) Exhibit E - Intentionally deleted.

              (vi) Exhibit F - Energy Service and Energy Charges.

             (vii) Exhibit G - Short Form Lease.

            (viii) Exhibit H - Estoppel Certificate.

          (w) Rent Commencement Date: the earlier of: (i) ninety (90) days after the date Landlord delivers the Demised Premises to Tenant, or (ii) the date on which Tenant first opens for business within the Demised Premises.

     References in this Paragraph 1 to other paragraphs are for convenience and designate one of the other paragraphs where reference to the particular Basic Lease Provision appears. Each reference in this Lease to any of the Basic Lease Provisions contained in this Paragraph 1 shall be construed to incorporate all of the terms provided by such Basic Lease Provisions. In the


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event of any conflict between the Basic Lease Provisions and the balance of this
Lease, including any exhibits, riders, addenda or amendments, then the balance of this Lease shall control.

     2. Demised Premises

     Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, at the rent, and upon the terms and conditions hereinafter set forth, the interior of the Demised Premises as described in Paragraph 1(a), together with the nonexclusive right to use all Common Areas {as defined in Paragraph 1(d)} located from time to time in the Shopping Center. Nothing contained in this Lease shall be construed as a grant, rental or conveyance of: (i) any rights in the roof or exterior of the building of which the Demised Premises constitute a part; (ii) the air space (occupied or not) above a horizontal plane coterminous with the bottom edge of the structural steel framework supporting the roof of the Demised Premises; (iii) the Common Areas (except as expressly provided in this Lease); (iv) the air space (occupied or not) below a horizontal plane coterminous with the finished floor level of the Demised Premises; or (v) the land upon which the Demised Premises are located.

     Landlord and Tenant agree that either party may elect to redetermine the number of square feet of the Floor Area of the Demised Premises. In the event that any such remeasurement determines there is a deviation between the actual number of square feet of Floor Area in the Demised Premises and the number of square feet set forth in Paragraph 1(a) of the Lease by five percent (5%) or more, and the determination is certified by an architect approved by Landlord, this Lease shall be amended to reflect the actual number of square feet of Floor Area and to adjust proportionately Guaranteed Minimum Rent, Percentage Rent and additional rent. If the deviation is less than five percent (5%), then Landlord may, at Landlord's sole option, elect to either adjust proportionately Guaranteed Minimum Rent, Percentage Rent and additional rent, or to leave the charges and the Floor Area of the Demised Premises as they are set out in the Lease. Any underpayment of rent disclosed by such adjustment shall be promptly paid by Tenant. Any overpayment of rent disclosed by such adjustment shall be promptly refunded.


     3. Term

     The Lease Term shall begin on the date of delivery of the Demised Premises by Landlord to Tenant, as provided in Paragraph 5, and shall end at midnight on the last day of the 84th calendar month after the Rent Commencement Date, provided, however, if the Rent Commencement Date is on a date other than the first (1st) day of a month then the first full month shall be the period commencing on the Rent Commencement Date and ending on the last day of the month immediately following the Rent Commencement Date.


     4. Rent

     Tenant shall pay to Landlord for the use and occupancy of the Demised Premises and appurtenances thereto rent as hereinafter provided:

          (a) Guaranteed Minimum Rent.

               (i) Guaranteed Minimum Rent at the rate per annum specified in Paragraph 1(g), payable in equal monthly installments as specified in Paragraph 1(g) in advance, without notice, demand, setoff or deduction, on or before the first day of each and every calendar month beginning on the Rent Commencement Date and continuing throughout the Lease Term. Changes in the Floor Area of the Demised Premises shall result in corresponding changes in the Guaranteed Minimum Rent and Percentage Rent Base. Should the Rent Commencement Date be on a day other than the first day of a month, then the rent for the first fractional month shall be computed on a daily basis {based on a thirty
          (30) day month} and shall be paid on the Rent Commencement Date. Should the Lease Term expire on a day other than the last day of a month, then the rent for the final fractional month shall be computed on a daily basis {based on a thirty (30) day month}.

               (ii) If at any time during the Lease Term, the Shopping Center shall be expanded and as a result of such expansion, a new Major Store over 100,000 square feet opens, then beginning on the date that the new Major Store opens for business, Guaranteed Minimum Rent and the Percentage Rent Base shall be increased as follows:


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          The annual Guaranteed Minimum Rent that is then payable by Tenant in the Lease Year in which the Major Store opens , shall be multiplied by one hundred five percent (105%) and such product shall be the new annual Guaranteed Minimum Rent. In the event this Lease has increases in Guaranteed Minimum Rent, then such amounts shall be proportionately increased. Such new Guaranteed Minimum Rent shall be payable in equal monthly installments.

          The new Percentage Rent Base shall be the product obtained by dividing the new annual Guaranteed Minimum Rent by the percentage set forth in Paragraph 1(h).

               (iii) If at any time during the Lease Term, the Shopping Center shall be expanded and as a result of such expansion, a new Major Store operating under the name of Nordstrom ("Nordstrom") opens, then beginning on the date that Nordstrom opens for business, Guaranteed Minimum Rent and the Percentage Rent Base shall be increased as follows:

          The annual Guaranteed Minimum Rent that is then payable by Tenant in the Lease Year in which Nordstrom opens, shall be multiplied by one hundred ten percent (110%) and such product shall be the new annual Guaranteed Minimum Rent. In the event this Lease has increases in Guaranteed Minimum Rent, then such amounts shall be proportionately increased. Such new Guaranteed Minimum Rent shall be payable in equal monthly installments.

          The new Percentage Rent Base shall be the product obtained by dividing the new annual Guaranteed Minimum Rent by the percentage set forth in Paragraph 1(h).

          (b) Taxes and Insurance Expense. Commencing on the Rent Commencement Date, and for the balance of the Lease Term, Tenant agrees to pay Landlord, as additional rent for each Lease Year, a pro rata share of each of the following expenses, which pro rata share shall be computed by multiplying such expenses by a fraction having as its numerator the Floor Area of the Demised Premises and as its denominator the Gross Leased Area:

               (i) All taxes, impositions and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Demised Premises or the Shopping Center, less any amounts paid by Major Stores and tenants whose spaces do not front on the enclosed mall towards such taxes and assessments.

               (ii) All taxes, impositions or excises on rent or any other tax, levy or charge however described (but excluding any federal, state or local income taxes) levied against Landlord by the Federal Government, the Commonwealth of Virginia or any agency or political subdivision of the Commonwealth of Virginia, including without limitation, any license fees, taxes measured by or imposed upon rents or other tax or charge upon Landlord and/or the business for leasing the Shopping Center, on account of rentals or other charges payable to Landlord under leases of space in the Shopping Center (including this Lease), or based upon the parking facilities and/or the number of parking spaces provided by Landlord in the Shopping Center, less any amounts paid by Major Stores and tenants whose spaces do not front on the enclosed mall towards such taxes and excises.

               (iii) The cost to Landlord of insurance obtained by Landlord pursuant to Paragraphs 12 and 13, less any amounts paid by Major Stores and tenants whose spaces do not front on the enclosed mall towards such cost.

               (iv) The cost to Landlord for professional tax consulting services, advise and review, and the costs and charges, including reasonable attorneys', accountants', appraisers' and consultants' fees and expenses and other fees in any tax appeal, protest, review or any other administrative or judicial proceeding seeking to reduce the level of costs outlined in Paragraphs 4(b)(i) and 4(b)(ii) levied upon the Shopping Center, and expenses and contributions actually incurred for lobbying purposes at the federal, state or local level seeking to reduce, repeal, lessen the increase of or defeat the additional imposition of real estate taxes, privilege (sales) or use taxes, rent taxes, leasehold taxes, occupation taxes, excise taxes or like taxes affecting, among others, Tenant or the Demised Premises, and expenses and contributions to


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          propose, approve or oppose such tax measures in legislation or a referendum, initiative or constitutional amendment.

               Landlord shall bill Tenant for such costs as a separate charge in advance on the first day of each calendar month in an amount as estimated by Landlord. Such estimate shall be based on Landlord's projected costs for taxes and insurance for that calendar year. The costs for Landlord's insurance may, at Landlord's sole discretion be included in Landlord's cost for Common Areas as set forth in Paragraph 9(b). After the end of each calendar year, Landlord will furnish to Tenant a statement showing in reasonable detail the amount of Landlord's costs for such taxes and insurance for the preceding calendar year, any deficit will be paid by Tenant within thirty (30) days after demand from Landlord. Any surplus will be applied against Guaranteed Minimum Rent thereafter coming due. The annual and monthly payments for the ensuing calendar year shall be estimated accordingly. Changes in applicable Floor Areas shall result in corresponding pro rata adjustments. Such additional rent for any partial Lease Year, or for any Lease Year longer or shorter than twelve (12) calendar months, shall be prorated per diem. Tenant shall be entitled to a credit for its proportionate share of any refund or reduction in real property taxes, provided Tenant paid Landlord its proportionate share of the taxes for the year being refunded or reduced.

               (c) Percentage Rent. Tenant shall also pay to Landlord, without notice, demand, setoff or deduction, a sum equal to the percentage of Gross Sales {which percentage is set forth in Paragraph 1(h)} of Tenant or anyone else made from, in or upon the Demised Premises during each Lease Year in excess of the Percentage Rent Base set forth in Paragraph 1(h). In the event the Guaranteed Minimum Rent payable in any Lease Year is less than the annual Guaranteed Minimum Rent set forth in Paragraph 1(g), or if the Guaranteed Minimum Rent is payable for a period of less than twelve (12) months, then the Percentage Rent Base for that Lease Year or period shall be reduced in proportion to the amount by which the Guaranteed Minimum Rent payable is less than the annual Guaranteed Minimum Rent set forth in Paragraph 1(g).

               Percentage Rent shall be computed and paid in accordance with the following provisions:

               (i) Statements and Payment of Percentage Rent. Within fifteen
          (15) days after the end of each calendar month during the Lease Term, Tenant shall submit to Landlord an accurate written statement signed by Tenant or a duly authorized officer or representative of Tenant, showing by month the full amount of Gross Sales of Tenant during the immediately preceding month. Within fifteen (15) days after the end of the calendar year quarters terminating on the last day of March, June and September during the Lease Term, Tenant shall pay as Percentage Rent that amount derived by multiplying the percentage set forth in Paragraph 1(h) hereof by the amount by which the Gross Sales for that quarter exceeds twenty-five percent (25%) of the Percentage Rent Base. Within fifteen (15) days after the end of each Lease Year, Tenant shall furnish to Landlord a statement certified as correct and complete by Tenant (or an authorized officer or representative of Tenant) and by a certified public accountant showing in complete detail the Gross Sales made during the immediately preceding Lease Year or part thereof, including an itemization of all claimed exclusions therefrom and Tenant shall at the same time pay the full balance of Percentage Rent due for that Lease Year. Any excess of Percentage Rent that Tenant may have paid for that Lease Year shall be applied against Guaranteed Minimum Rent thereafter falling due. If requested by Landlord, in addition to the Gross Sales reports required to be furnished to Landlord as set forth above, Tenant shall furnish to Landlord copies of any and all sales tax reports due any federal, or local governmental agency at the same time it furnishes such reports to such agencies, but in no event less than one (1) time per calendar year. If requested by Landlord, Tenant shall require any licensees, concessionaires and subtenants that may be occupying the Demised Premises to furnish similar statements to those statements required to be furnished by Tenant to Landlord under this Paragraph 4(c)(i). All reports shall be delivered to Landlord at the address specified in Paragraph 1(r)(i).

               Each Lease Year shall be considered as an independent accounting period for the purpose of computing the amount of Percentage Rent. There shall be no carry-backs or carry-forwards from one (1) Lease Year to another Lease Year, however the foregoing sentence does not preclude the annual adjustments based on actual


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          Gross Sales. If the first Lease Year is longer than twelve (12)
          full calendar months, then Tenant shall pay Percentage Rent for two
          (2) different periods for and during the first Lease Year as follows:
          Tenant shall pay a separate Percentage Rent for that portion of the first Lease Year beginning on the Rent Commencement Date and ending on December 31 of that same year; and Tenant shall pay a separate Percentage Rent covering the remaining period of twelve (12) full calendar months of the first Lease Year. If last Lease Year is longer than twelve (12) full calendar months, then Tenant shall pay Percentage Rent for two different periods for and during the last Lease Year as follows: Tenant shall pay a separate Percentage Rent for that portion of the first Lease Year beginning on the first day of such Lease Year and ending twelve (12) full calendar months thereafter; and Tenant pay a separate Percentage Rent covering the remaining period of the last Lease Year. Such amounts shall be paid quarterly as provided in the preceding paragraph. Tenant's reports of Gross Sales shall cover these periods separately.

               (ii) Definition of "Gross Sales". As used in this Lease, the term "Gross Sales" means all sales, both cash and charge, of merchandise and services made in, upon or from the Demised Premises, including telephone sales and orders taken in or from the Demised Premises although such orders may be filled elsewhere, less refunds and allowances to the customer. Gross Sales shall not include the following: (a) any sales, use or excise tax upon such merchandise or services if such taxes are separately stated and separately charged to the customer; (b) transfers of merchandise between Tenant's locations as long as the transfers are made for the convenient operation of Tenant's business and are not made for the purpose of consummating a sale made in, at or from the Demised Premises; (c) sales to employees at a discount not to exceed 2% of Gross Sales per Lease Year; (d) returns of merchandise to shippers, suppliers or manufacturers; (e) the sale or transfer of Tenant's trade fixtures or bulk transfer of inventory and/or other personal property not constituting stock in trade for sale to the general public; (f) the selling price of merchandise returned without exchange and refunds or credits allowed on returns of merchandise or customer complaints to the extent previously included in Gross Sales; (g) bad debts not to exceed 1% of Gross Sales in any Lease Year, however if such amounts are collected in a later Lease Year then the amounts collected will be included in Gross Sales in the Lease Year in which they are collected; or (h) service charges paid by Tenant to third party credit card or charge card companies on sales paid by customers on credit card or charge card. A sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale is made, regardless of when or whether Tenant shall receive payment therefor.

               (iii) Records and Audit. Tenant shall keep at the Demised Premises or at its general office complete and accurate books of account and records in accordance with generally accepted accounting practices with respect to all business conducted in, upon or from the Demised Premises; and Landlord shall have the right at any reasonable time to examine such books and records (including all tax returns) or have them audited at Landlord's expense, except that if any such examination or audit discloses a misstatement of more than two percent (2%) in any annual statement of Gross Sales furnished by Tenant to Landlord, then Tenant shall pay the actual cost of such examination or audit. If any examination or audit by Landlord shall disclose any deficiency in any payment of Percentage Rent, then Tenant shall pay the deficiency within fifteen (15) days after notice of such deficiency, with interest at the rate provided in Paragraph 4(e) from the date on which such payment should have been made. If any audit or audits show that the amount of Gross Sales on any two (2) annual statements were misstated by more than five percent (5%) of Gross Sales for any two (2) Lease Years, Landlord shall have the right, but not the obligation, to terminate the Lease and all of the rights, title and interests of Tenant hereunder upon thirty (30) days written notice to Tenant.

          (d) Additional Rent. In addition to all other rent required to be paid pursuant to the terms of this Paragraph 4, Tenant shall pay, as additional rent, the sums required to be paid pursuant to other provisions of and exhibits to this Lease, whether or not designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall, nevertheless, be collectible as additional rent with the next or any future installment of Guaranteed Minimum Rent thereafter falling due, but nothing contained in this sentence shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

          (e) Interest and Late Charges. If Tenant fails to pay, when due and payable, any rent, additional rent or other amounts or charges of any kind or character provided in this Lease, such unpaid amounts shall bear interest at the maximum lawful interest rate from the date due to the date of payment; but if there is no maximum lawful interest rate, then at the rate of eighteen percent (18%) per annum. In addition, if Tenant shall fail to pay any monthly installment of Guaranteed Minimum Rent or additional rent by the tenth (10th) day of the month in which the installment is due, a late charge equal to $200.00 shall be assessed; provided that in no event may any late charge and/or interest provided in this Paragraph 4(e) exceed the maximum permitted by law or be imposed prior to the date permitted by law.

          (f) Payment of Rent. All rent and additional rent payments provided for in this Lease, except for the payment of Marketing Fund and Advertising Fund fees, shall be made payable to One Federal Street Joint Venture, c/o Faison & Associates, Inc., P.O. Box 70160, Richmond, Virginia 23255-0160 until notice to the contrary is given by Landlord. All Marketing Fund and Promotion Fund fees shall be payable to Regency Square Marketing/Advertising Fund at 1420 Parham Road, Richmond, Virginia 23229 until notice to the contrary is given by Landlord. Rent shall be deemed paid when received by Landlord.

          (h) Survival. The rights and obligations of Landlord and Tenant set forth in this Paragraph 4 shall survive the expiration or earlier termination of this Lease.


     5. Improvements and Delivery of Demised Premises

          (a) If Tenant is not on the date hereof in possession of the Demised Premises, Landlord agrees to deliver possession of the Demised Premises to Tenant upon the later to occur of: (i) the date this Lease is fully executed and delivered to Tenant; or (ii) the date that the Demised Premises shall be available for occupancy by Tenant. If Landlord shall be unable to deliver possession of the Demised Premises ready for Tenant's Work within one (1) year from the date of this Lease, this Lease shall automatically cease and terminate and be deemed cancelled and of no further force and effect as of such date; and any money or security deposited hereunder shall be returned to Tenant. Thereafter neither party shall have any further liability to the other, either for damages or otherwise, by reason of such cancellation arising out of or in connection with this Lease as though this Lease had not been executed in the first instance. Landlord agrees that provided the current tenant in the Demised Premises has vacated the Demised Premises, Landlord shall deliver the Demised Premises on or before July 1, 1997.

          (b) Landlord shall deliver the Demised Premises to Tenant "as is" and shall have no duty to make any modifications or improvements to the Demised Premises, except as otherwise set forth herein; provided, however, that Tenant expressly agrees that any tenant occupying the Demised Premises on the date hereof may remove its personal property or trade fixtures to the extent permitted by the tenant's lease or by law and that the Demised Premises, after the removal of any such personal property or trade fixtures, shall be considered "as is" within the meaning of that term in this Paragraph 5(b), except as otherwise set forth herein. Landlord makes no representations or warranties with respect to the condition of the Demised Premises, except as otherwise set forth herein. Notwithstanding the foregoing, prior to delivery of the Demised Premises by Landlord to Tenant, Landlord agrees to stub electricity and water/sewer to a point at the rear of the Demised Premises as determined by Landlord to the extent the same do not already exist. Further, Landlord shall provide neutral piers. By occupying the Demised Premises after the delivery of possession, to install fixtures, facilities or equipment or to perform finishing work, or for any other purpose, Tenant shall be deemed to have accepted the same and to have acknowledged that the Demised Premises are in the condition required by this Lease.

          (c) Upon delivery of possession of the Demised Premises by Landlord, Tenant shall with due diligence proceed to remodel and renovate the Demised Premises, installing such stock, fixtures and equipment and performing such other work as shall be necessary or appropriate for the operation of its business ("Tenant's Work"), all in accordance with plans and specifications approved by Landlord as specified below and as described in the Tenant Design & Construction Criteria Manual (the "Criteria") for the Shopping Center. Landlord has delivered the Criteria to Tenant and Tenant acknowledges receipt thereof. The Criteria are incorporated by reference in this Lease and any material default under the Criteria shall be a default under the Lease. Tenant shall complete all such work so that it may open for business in the Demised Premises on the Rent Commencement Date. Tenant agrees to submit to Landlord plans and specifications covering all work and installations which Tenant proposes to do in the Demised Premises, including, without limitation, interior store layout, storefront, mechanical layout, fixtures and decor, all of which shall be in accordance with generally accepted construction standards for a first class shopping mall and in accordance with the Criteria. Tenant's plans and specifications shall be prepared in such detail as Landlord may reasonably require, and Tenant agrees not to commence work upon any of Tenant's Work until Landlord has approved Tenant's plans and specifications and Tenant's architect and contractor in writing. In the event that Tenant does not complete Tenant's Work in accordance with its plans and specifications and open the Demised Premises for the conduct of its business on the Rent Commencement Date, Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect in lieu of Percentage Rent as provided in Paragraph 4(c), additional rent at the rate of one-fifteenth (1/15th) of the monthly Guaranteed Minimum Rent per day for each and every day that Tenant shall fail to commence to do business after that date.

          (d) Landlord makes no representations as to the period or periods that the Major Stores or any other tenant in the Shopping Center will be open for business, and this Lease will not be affected by any closing of any such business.

          (e) Tenant shall reimburse Landlord within twenty (20) days after receipt of an invoice therefor, for pre-opening services provided by Landlord and utilized by Tenant prior to the Rent Commencement Date. The unit cost for the pre-opening services shall be a one-time charge equal to One Thousand Five Hundred and no/100 Dollars ($1,500.00).

          (f) Landlord may, at Tenant's sole cost and expense, elect to install a temporary store front or barricade during the performance by Tenant of Tenant's Work in the Demised Premises or until Tenant opens the Demised Premises for business or during any period within the Lease Term during which Tenant is making alterations to the Demised Premises. The cost of such temporary store front or barricade shall equal Fifty-five and no/100 Dollars ($55.00) per linear foot of lease line fronting on the Common Areas. Within twenty (20) days after receipt of an invoice therefor, Tenant shall reimburse Landlord the full cost of the temporary store front or barricade.


     6. Use of the Premises

          (a) Continuous Occupancy. The Demised Premises shall, during the Lease Term, be used and occupied only for the Use Permitted specifically set forth in this Lease in Paragraph 1(i) and for no other purpose and operated only under the Trade Name specifically set forth in this Lease in Paragraph 1(j) and under no other name or such other trade name as Tenant may use for all or substantially all of its stores, without the written consent of Landlord. Landlord agrees not to unreasonably withhold its consent to a change in the Trade Name. Tenant shall keep the Demised Premises open for business continuously during the Lease Term between the hours of 10:00 a.m. and 9:30 p.m., six days per week, and between the hours of 12:30 p.m. and 5:30 p.m. on Sundays, or such different hours as shall be prescribed by Landlord, provided Landlord imposes those different hour requirements on a numerical majority of the tenants of the Shopping Center. Tenant's obligation to open for business shall be subject to governmental regulations or governmental recommendations approved by Landlord with which Tenant hereby agrees to comply. Tenant shall install and maintain in the Demised Premises store fixtures of high quality and shall, after the Rent Commencement Date, continuously, actively and diligently operate its business in the whole of the Demised Premises in a high-grade, reputable manner throughout the Lease Term, maintaining in the Demised Premises a full staff of employees and a full and complete stock of merchandise, and in general employ its best business judgment, efforts and abilities to operate its business in an efficient and businesslike manner, to the end that the maximum volume of sales which can be reasonably produced in the Demised Premises shall be realized under the Trade Name set forth in Paragraph 1(j). Under no circumstances shall the Demised Premises be used for any of the following purposes:

               (i) the sale or distribution of alcoholic beverages for consumption on or off the Demised Premises, unless first approved in writing by Landlord; or

               (ii) the sale of merchandise from vending machines, without the prior written consent of Landlord, except vending machines installed for sales to employees only; or

               (iii) the operation of coin or token-operated video games or machines of a similar nature.

          (b) Failure to Comply. If Tenant fails to comply with any provision of this Paragraph 6, then, in addition to any and all other equitable and legal remedies which Landlord may have, Tenant agrees to pay on the first day of each month, as additional rent, a sum equal to one-half (1/2) of the Guaranteed Minimum Rent provided for in Paragraph 4(a) for the period it fails to comply with such requirements, adjusted on a daily basis.

          (d) Tenant shall not use or suffer or permit to be used the Demised Premises or any part thereof in violation of any law or ordinance or any regulation of any governmental authority or in any manner that will constitute a nuisance, or that will injure the reputation of the Shopping Center or any part thereof, or for any hazardous purpose, or that will violate, suspend, void or serve to increase the premium rate of or make inoperative any policy or policies of insurance of any kind whatsoever at any time carried on any property, buildings or improvements in the Shopping Center or any part thereof.

          (e) Rules and Regulations. Tenant shall, before opening for business in the Demised Premises, comply in all respects with the Criteria. In addition, during the Lease Term, Tenant agrees:

               (i) To take possession and open for business, as required hereby; and, to keep its display windows, including windows and shadow boxes in the Demised Premises, dressed and illuminated and its interior mall signs and lights suitably lighted until

          10:00 p.m., except for special promotional events approved or sponsored by Landlord.

               (ii) To keep the Demised Premises, including all vestibules, entrances and returns located therein, all improvements thereon, and all windows, doors and glass or plate glass fixtures, in a safe, neat and clean condition at all times; and to keep the windows free from unsightly window advertising and to refrain from painting or otherwise covering the same, or making any changes thereto or to the front of the Demised Premises, and not to have any signs or merchandise located within one (1) foot of the front of the Demised Premises or within one
          (1) foot from any store window thereof, except that Tenant may display its product under glass within 6 inches of the front of the Demised Premises. The attachment of advertising to plate glass, store fronts, doors and/or windows is prohibited.

               (iii) To store or stock in the Demised Premises only such goods, wares, merchandise, or other property as shall be reasonably required in connection with Tenant's business in the Demised Premises.

               (iv) To use for offices, clerical or other non-selling purposes only such space in the Demised Premises as is from time to time reasonably required for Tenant's business therein.

               (v) To store and/or separate all trash and garbage in adequate containers within the Demised Premises, maintained in a neat and clean condition and located as Landlord shall from time to time designate, and so as not to be visible to the public in or outside the Shopping Center and so as not to create or permit any health, safety or fire hazard, and arrange for regular removal thereof at Tenant's expense. If Landlord requires the same, all garbage and trash must be compacted in the manner and in a location in or outside the Demised Premises as reasonably required by Landlord. In the event that any governmental authority requires or recommends that trash and garbage be separated and recycled, Tenant agrees to comply with such requirement or recommendation.

               (vi) Not to burn any papers, trash or garbage of any kind in or about the Demised Premises or the Shopping Center.

               (vii) Not to use or operate any equipment, fixtures or machinery which in Landlord's reasonable opinion is harmful to it or disturbs other tenants or customers in the Shopping Center. Landlord acknowledges that the Demised Premises are to be used as a food service operation and Tenant's kitchen equipment, fixtures and machinery approved by Landlord shall not be deemed harmful.

               (viii) Not to use the plumbing facilities for any purpose other than that for which they were constructed. Tenant shall not dispose of any substances in such facilities which may clog, corrode or damage the plumbing pipes, lines or conduits of the Shopping Center whether through the utilization of "garbage disposal" units or otherwise. If Tenant uses the Demised Premises for the sale, preparation or service of food, Tenant shall regularly perform chemical and/or enzyme cleaning and/or shall install such grease traps as are necessary or desirable to prevent the accumulation of grease or other wastes in the plumbing facilities servicing the Demised Premises. The foregoing shall not be deemed to permit Tenant to use the Demised Premises as provided in the preceding sentence unless such use is specified in Paragraph 1(i).

               (ix) Not to distribute any handbills or other advertising matter on or about any part of the Shopping Center outside the Demised Premises.

               (x) Not to advertise any going-out-of-business, removal, fire, bankruptcy, auction or other distress sale on the Demised Premises. If any such covenant by Tenant is deemed unlawful, then no such activity may be so conducted, unless and until satisfactory proof has been supplied to Landlord that the person intending to conduct such sales has complied meticulously with all legal requirements, including without limitation any applicable rules and regulations of the Federal Trade Commission.

               (xi) Not to use any sidewalks, walkways or other Common Areas of the Shopping Center, or any vestibules or entrances located within the Demised Premises for the keeping, displaying, advertising and/or sale of any merchandise or other object.

               (xii) Not to install on or about the Demised Premises any exterior lighting, amplifiers or similar devices, and not to use in, on or about the Demised Premises any advertising medium which may be heard or experienced outside the Demised Premises, such as flashing lights, search lights, loudspeakers, phonographs, television, radio broadcasts or video players. Except for the music system set forth in Exhibit E, Section D, Tenant shall not use, install or cause to be installed in the Demised Premises any background music and/or public address system.

               (xiii) Not to install a television antenna outside the Demised Premises without Landlord's written consent. If Tenant is permitted to connect with any master antenna provided by Landlord, Tenant shall furnish and install any and all wiring and booster systems related to such connection and the operation within the Demised Premises of television receivers, and Tenant shall pay to Landlord such reasonable connection and/or subscription charges as Landlord may establish.

               (xiv) To keep the Demised Premises clean, orderly, sanitary and free from objectionable odors and from termites, insects, vermin and other pests, and not to keep any live animals of any kind in, upon or about the Demised Premises. Any program of extermination and the company or person performing the same shall be subject to Landlord's approval, not to be unreasonably withheld. If Landlord establishes any pest, vermin or other extermination program for all or part of the Shopping Center, it may require Tenant to participate in such program; and Tenant covenants to reimburse Landlord the reasonable cost thereof as estimated by Landlord, including, but not limited to, Landlord's reasonable expense in administering the program.

               (xv) To comply with any and all requirements of any of the constituted public authorities, and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use of the Demised Premises, and to save Landlord harmless from penalties, fines, costs, expense or damages resulting from Tenant's failure to do so.

               (xvi) To give to Landlord immediate verbal notice followed by prompt written notice of any accident, fire or damage occurring on or to the Demised Premises.

               (xvii) To perform all loading and unloading of goods only at such times, in the areas and through such entrances as may be designated for such purposes by Landlord. Trailers and/or trucks servicing the Demised Premises shall follow such routes in the Shopping Center as are designated by Landlord and shall remain parked in designated areas of the Shopping Center as from time to time required by Landlord.

               (xviii) To require Tenant's employees to park their vehicles only in those portions of the parking area or at such other places as are designated for that purpose by Landlord from time to time. Tenant agrees that at least five (5) days prior to its opening for business in the Shopping Center and from time to time thereafter, within five
          (5) days after receipt of written notice from Landlord, it will furnish Landlord with the make, model and State license numbers assigned to Tenant's vehicles, and the vehicles of all of Tenant's directors, officers, employees, agents, contractors, subtenants, licensees and concessionaires, and that if required by Landlord, such vehicles will be identified or marked with a standard plate, sticker or other means of identification provided by Landlord. Tenant further agrees that it will require all employees to execute an agreement in form satisfactory to Landlord authorizing Landlord, without notice or liability, to remove any employee's vehicle not parked in a designated area and to have such vehicle placed in the designated area, with the Tenant to bear the reasonable expense of such towing. In the event of a failure to park in the portion of the parking area designated by Landlord as aforesaid (whether or not the vehicle of an offending employee is towed) or failure of any employee of Tenant to place identification provided by Landlord on his vehicle, Tenant agrees to pay Landlord as additional rent Ten and no/100 Dollars ($10.00) per vehicle for each day such violation continues.

               (xix) Not to place a load on any floor exceeding the floor load per square foot which such floor was designed to carry. Tenant shall not install, operate or maintain any heavy item of equipment in the Demised Premises except in such manner achieving proper distribution of weight satisfactory to Landlord's architect or structural engineer.

               (xx) To comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease, or at any time or times, and from time to time promulgated by Landlord, which Landlord in its sole discretion shall deem necessary for the proper operation of the Shopping Center, or the Demised Premises, all in accordance with good standards for the operation of a regional enclosed mall shopping center, including, but not limited to, the installation of such fire extinguishers and other safety equipment as Landlord may require; it being understood that Landlord may except certain tenants leasing more than ten thousand (10,000) square feet from compliance with all or part of the rules and regulations. Landlord agrees not to discriminate against Tenant in enforcing such rules and regulations.

          (f) Installation of Signs, Awnings, Canopies, Fixtures and Alterations by Tenant. All fixtures installed by Tenant shall be new. After the completion of Tenant's Work, Tenant shall not decorate, paint or in any other manner alter the Demised Premises, or any part thereof, and shall not install or affix any sign, device, fixture or attachment on or to the exterior or interior of the Demised Premises, or any building or any part thereof on the Demised Premises, including the roof or the canopy thereof, nor place any vents, structure, building, improvements, sign or advertising device, or obstruction of any type or kind upon the Common Areas or upon the Demised Premises without first obtaining Landlord's written consent and complying in all respects with the provisions of the Criteria, unless the Landlord consents to the contrary in writing, which consent shall not be unreasonably withheld. If Tenant shall do any of the foregoing acts in contravention of this Paragraph 6(f), without limiting any other remedy Landlord may have therefor under this Lease, in law or in equity, Landlord shall have the right to remove any such decoration, paint, alteration, sign, device, fixture or attachment and restore the Demised Premises or the Common Areas to the condition thereof prior to such act. The cost of such removal and restoration shall be paid by Tenant to Landlord as additional rent within ten (10) days after written demand. If requested by Landlord, Tenant agrees to remove any and all signs, awnings, canopies, fixtures, alterations, installations, additions and/or improvements from the Demised Premises at the expiration or earlier termination of the Lease Term.

          (g) Hazardous Materials.

               (i) Hazardous Materials Defined. For purposes of this Paragraph, the term "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, asbestos and asbestos containing materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations dealing with hazardous materials.

               (ii) Environmental Regulations Defined. For purposes of this Paragraph 6(g), the term "Environmental Regulations" shall mean all federal, state and local laws, including all zoning laws or ordinances, and all regulations, codes, requirements, public and private land use restrictions, rules and orders which relate to or govern Hazardous Materials and/or the environmental conditions in, on, under or about the Demised Premises, including, but not limited to, air quality, soil conditions and surface and subsurface water conditions.

               (iii) Environmental Compliance. Tenant represents, warrants, and covenants to Landlord that Tenant shall at no time use or permit the Demised Premises to be used in violation of any Environmental Regulations. Tenant shall assume sole and full responsibility for, and shall remedy in its sole cost and expense, all such violations. Tenant shall at no time use, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Demised Premises any Hazardous Materials in violation of any Environmental Regulations; or permit or allow any third party to do so, without Landlord's express, prior, written consent. Tenant's compliance with the terms of this subparagraph (iii) and with all Environmental Regulations shall be at Tenant's sole cost and expense. Tenant shall pay or reimburse Landlord for any costs or expenses incurred or payable by Landlord, including reasonable attorneys', engineers', consultants' and other experts' fees and disbursements to determine, review, approve, consent to or monitor the requirements for compliance with Environmental Regulations.

               Tenant shall provide Landlord with written notification, immediately upon the discovery or notice or reasonable grounds to suspect, by Tenant, its successors, assigns, licensees, invitees, employees, agents, partners and/or any other third party, that any provision of this paragraph has not been strictly complied with. Landlord may exercise any of its rights and remedies under this Lease, including the provisions of Paragraph 16, if any provision of this paragraph is not strictly complied with at all times. Landlord's election to conduct inspections of the Demised Premises shall not be construed as approval of Tenant's use of the Demised Premises or any activities conducted thereon, and shall in no way constitute an assumption by Landlord of any responsibility whatsoever regarding Tenant's use of the Demised Premises or Hazardous Materials.

               (iv) Indemnification. Tenant shall defend, indemnify and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (a) the generation, manufacture, transport, treatment, storage, handling, production, processing, disposal, release or threatened release of any Hazardous Materials which are on, from, or affecting the Demised Premises, including, without limitation, the soil, water, vegetation, buildings and improvements thereon, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Materials, and (d) any violations of laws, orders, regulations, requirements or demands of government authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. This indemnification shall survive the termination, cancellation and surrender of this Lease however effectuated.

               (v) Termination, Cancellation, Surrender. In the event this Lease is terminated, cancelled or surrendered for any reason whatsoever, Tenant shall deliver the Demised Premises to Landlord free of any and all Hazardous Materials installed by or on behalf of Tenant so that the condition of the Demised Premises shall conform with all Environmental Laws affecting the Demised Premises.

               (vi) If subsequent to the date Tenant accepts possession of the Demised Premises it is determined that there are any asbestos-containing materials (other than vinyl asbestos tile or mastic) ("Asbestos") in the Demised Premises which were installed prior to Landlord's delivery of the Demised Premises to Tenant, and such Asbestos was not installed by Tenant or any affiliate of Tenant (or any party acting under Tenant or its affiliate) during a prior occupancy of the Demised Premises or a portion thereof, and such Asbestos is required by applicable Law to be removed, encapsulated or otherwise treated (a "Remediation"), then Tenant shall as soon as practicable, give written notice to Landlord advising Landlord of the condition. Upon receipt of said notice from Tenant, Landlord shall perform the Remediation at Landlord's cost as Landlord deems appropriate so that Environmental Law is complied with. If on account of any Remediation Landlord performs at the Demised Premises, Tenant cannot and does not operate in the entire Demised Premises, then all regularly payable Guaranteed Minimum Rent shall abate until the earlier of the date Tenant can again reasonably operate in the Demised Premises or the date Tenant does begin operating in the Demised Premises. Notwithstanding anything contained herein to the contrary, if any Remediation was necessitated by the act of Tenant or Tenant's agent, employees or contractors, the Remediation shall be at Tenant's expense. Tenant shall cooperate with Landlord in connection with any Remediation Landlord performs at the Demised Premises.


     7. Landlord's Covenant to Maintain

     Landlord will keep and maintain in good order and repair during the Lease Term the roof, the exterior and principal structural portions of the buildings and other improvements constituting the Shopping Center; provided, however, that Landlord will not be responsible for or required to make, and Tenant will make, any repairs which may have been occasioned or necessitated by the negligence of Tenant, its agents, employees or invitees. Landlord shall not be liable for any damages resulting from its failure to make repairs, unless such failure continues beyond a reasonable time after receipt of notice from Tenant of the necessity for such repairs.


     8. Tenant's Covenant to Maintain

          (a) Tenant will, at its own expense, keep and maintain in good order and repair during the Lease Term all parts of the Demised Premises, including without limitation, the storefront, any exterior wall separating the Demised Premises from the enclosed mall, the interior thereof and all window glass, plate glass, plumbing, wiring, electrical systems and those portions of central heating and air-conditioning systems exclusively serving the Demised Premises.

          (b) Tenant shall maintain all heating and air-conditioning equipment serving the Demised Premises, and shall keep in force a standard maintenance agreement on all such equipment and provide a copy of said maintenance agreement to Landlord. All parts of the interior of the Demised Premises shall be painted by Tenant when reasonably necessary, as determined by Landlord, but at least every four (4) years. Tenant will surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when initially completed, excepting only deterioration caused by ordinary wear and tear and damage by fire or other casualty which results in an early termination of the Lease, and except as expressly provided to the contrary in this Lease. All replacements and modifications made by Tenant to the Demised Premises shall become the property of Landlord at the end of the Lease Term, subject to the other provisions of this Lease.

          (c) Should Tenant, with Landlord's approval, desire to install a cooling tower or other air conditioning equipment on the roof of the building of which the Demised Premises forms a part, or desire to perform any other work on the roof, Tenant agrees to assume primary responsibility for the maintenance and repair of that portion of the roof where such installation is made or such work performed. All such work, maintenance and repair shall be performed by Landlord or Landlord's designee. Tenant shall pay Landlord for such work within thirty (30) days after demand by Landlord. Such installation and the operation, maintenance and repair thereof shall be made by such persons and in such manner that the rights of Landlord under any roofing bond or roof guaranty then in force shall not be affected or voided thereby. Tenant agrees to be solely responsible for all damages to Landlord and/or other tenants in the Shopping Center resulting from the installation, operation, maintenance and/or repair of such cooling tower or other air conditioning equipment, or other equipment or work of any nature.

          (d) If any repairs required to be made by Tenant under this Lease are not completed within thirty (30) days, or in case of emergency if those repairs are not made immediately, Landlord, without limiting any other right or remedy it may have therefor, may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs; and, Tenant shall pay to Landlord as additional rent within thirty (30) days after written demand, the cost of such repairs. If any repairs required to be made by Tenant are commenced when necessary, but cannot be completed within thirty (30) days, then Tenant shall have an additional reasonable period of time to complete the repairs, so long as it continues to prosecute the completion of the repairs with due diligence, and provided it keeps Landlord fully informed on the progress of its repairs.

          (e) Except as specifically provided in Paragraph 7 and Paragraph 13, Landlord shall have no obligation to repair, maintain, alter, replace or modify the Demised Premises or any part thereof, or any plumbing, heating, electrical, air-conditioning or other mechanical installation therein, or serving same. Under no circumstances shall Landlord be obligated to repair, replace or maintain any windows, doors, plate glass or door or window glass, except when and to the extent of proceeds received from Landlord's fire, extended coverage or other hazard insurance. Notwithstanding the provisions of this Paragraph 8, Tenant will not be responsible or required to make, and Landlord will make any repairs which may have been occasioned or necessitated by the negligence of Landlord, its agents or employees (acting within the scope of their employment), to the extent that liability for such occurrence is not coverable by the policies of insurance required to be maintained by Tenant pursuant to this Lease.


    9.  Common Areas

          (a) Control of Common Areas. The Common Areas shall at all times be subject to the exclusive control and management of Landlord; and Landlord shall have the right from time to time to change, enlarge, diminish or rearrange the area, level, location and arrangement of the Common Areas, to restrict parking by tenants and their employees to employee parking areas, and to make all rules and regulations and do such things from time to time as in Landlord's sole discretion may be necessary regarding said Common Areas. Landlord shall not make any permanent changes to the Common Areas to materially adversely affect customer access to the Demised Premises from the interior of the enclosed mall. Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Demised Premises are a part and to build adjoining the same. Landlord further reserves the right to construct other buildings or improvements in the Shopping Center or the Integrated Shopping Center, including without limitation, in the Common Areas, and/or to add additional land to the Shopping Center or the Integrated Shopping Center and construct buildings or improvements thereon, from time to time, and to make improvements, alterations or additions and to build additional stories on any such buildings or improvements, and to build adjoining same and to construct below ground or elevated parking facilities.

          Tenant consents and agrees that any and/or all of the Common Areas and any and all services and facilities and any access to the Demised Premises or the Shopping Center may, without suspension or abatement of Tenant's obligations hereunder, be suspended, in whole or in part, during such times as on legal holidays, on such other days as may be declared by local, state or Federal authorities as days of celebration or observance, or during any period of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord's control when Landlord, in Landlord's sole judgment, shall deem the suspension of such services, facilities and access necessary for the protection and preservation of persons or property.

          Landlord may at any time close temporarily all or part of the Common Areas to make repairs or changes therein or to effect construction, repair or changes within the Shopping Center, to prevent the acquisition of public rights in such area, or to discourage non-customer parking, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof.

          (b) Tenant's Share of Common Area Costs. In each calendar year or partial calendar year of the Lease Term after the Rent Commencement Date, Tenant will pay to Landlord as additional rent without deduction or set-off, its pro rata share of Landlord's actual cost for operating and maintaining the Common Areas. Landlord's cost of maintaining the Common Areas shall mean total costs and expenses incurred in operating, maintaining and repairing the Common Areas, including, without limitation, the cost of all materials, supplies and services purchased or hired therefor; the cost and expense of landscaping, gardening and planting, cleaning, painting (including striping), decorating, repaving, lighting, sanitary control, removal of snow, trash, garbage and other refuse, roof repairs, heating, ventilating and air conditioning of the enclosed malls, fire protection, security devices and personnel, water and sewage charges, any parking tax or surcharge imposed by law against the Landlord, the Shopping Center, or the Common Area therein; the costs of capital improvements made to the building of the Shopping Center after the Rent Commencement Date which, in Landlord's reasonable judgment, are expected to result in a net reduction of Common Area cost or are required under any governmental law or regulation that was not applicable to the Shopping Center as of the date of this Lease , such cost thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two percent (2%) per annum in excess of the Prime Rate as published in the Wall Street Journal on the date such capital improvements are completed or if such rate is no longer published then at the rate of two percent (2%) per annum in excess of the Prime Rate of American Security Bank (Washington, DC), or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing said capital improvements; the cost of all insurance carried by Landlord, covering the

     Common Area, including without limitation, public liability, personal and bodily injury and property damage liability and automobile coverage, fire and extended coverage, rent interruption, vandalism and malicious mischief and all broad form coverages, sign insurance and any other insurance that may be carried by Landlord covering the Common Area, all in limits selected by Landlord, {provided, however, such costs for insurance are not included in the amounts paid by Tenant pursuant to Paragraph 4(b)} the cost of operation of loudspeakers and any other equipment supplying music to the Common Areas or any parts thereof; the cost of a customer service booth or area and personnel related thereto; the cost of operation of public toilets, installing and renting of signs, maintenance, repair and replacement of utility systems serving the Common Areas, including water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; depreciation of machinery and equipment owned and used in the operation, maintenance and repair of the Common Areas or the rental, repair and maintenance charges for such machinery and equipment; payments toward mass transit or car pooling facilities or otherwise as required by Federal, State or local authorities; costs and expenses in connection with maintaining Federal, State or local governmental ambient air and environmental standards; the cost of personnel (including applicable payroll taxes, workmen's compensation insurance and disability insurance) to implement all of the foregoing, including the policing of the Common Areas and the directing of traffic and parking of automobiles on the parking areas thereof; and the management fee payable to the manager of the Shopping Center; plus fifteen percent (15%) of such costs to cover administration and overhead, and less any amounts paid by Major Stores and tenants whose spaces do not front on the enclosed mall toward such cost. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord agrees not to charge such 15% administration and overhead fee on real estate taxes, Landlord's property insurance on the Shopping Center, Landlord's liability insurance or the management fee. Tenant's pro rata share shall be computed by multiplying Landlord's costs by a fraction having as its numerator the Floor Area of the Demised Premises as set out in Paragraph 1(a) and as its denominator the Gross Leased Area of the Shopping Center. Landlord shall bill Tenant for such costs as a separate charge in advance on the first day of each calendar month in an amount estimated by Landlord. Such estimate will be based on Landlord's projected costs for operating and maintaining the Common Areas for that calendar year.

          After the end of each calendar year, Landlord will furnish to Tenant a statement showing in reasonable detail the amount of Landlord's costs for such services for the preceding calendar year, any deficit will be paid by Tenant within thirty (30) days after demand from Landlord. Any surplus will be applied against Guaranteed Minimum Rent thereafter coming due. The annual and monthly payments for the ensuing calendar year shall be estimated accordingly. Changes in applicable Floor Areas shall result in corresponding pro rata adjustments.

          The following items shall not be included in any Common Area costs, Food Park Area charges and/or charges that are payable by Tenant:

               (i) debt service of any loans related to any part of the Shopping Center, including any interest thereon, or any expenses or charges related to or arising out of such loans;

               (ii) rents arising out of or becoming due under any underlying ground lease, together with any expenses or charges related to or arising out of such ground lease;

               (iii) costs incurred in the encapsulation, disposal, removal or abatement of Hazardous Materials from within, upon or beneath the Shopping Center;

               (iv) cost of repairs or replacements to cure latent defects in the structural elements of the Shopping Center;

               (v) capital expenditures or depreciation, except for capital expenditures that will reduce the cost of maintaining the Common Areas and depreciation of equipment used to maintain the Common Areas;

               (vi) contributions to any "reserve fund" (or the like) which Landlord may maintain for the purpose of paying costs associated with any future repairs, replacements or modification of the Common Areas or Food Park Area;

               (vii) expenditures for the initial improvements constructed upon the Shopping Center or for expenditures for the initial improvements of any expansion, alteration or modification thereof;

               (viii) costs of any items to the extent Landlord is reimbursed from insurance proceeds;

               (ix) wages, salaries, or other benefits paid to any off-site employees except to the extent of the management fee and the fifteen percent (15%) administrative fee specifically set forth in Paragraphs 9(b) and 9(d) of this Lease is applied thereto;

               (x) costs, disbursements or expenses (including, but not limited to, advertising expenses, legal fees, vacancy costs, rent or other rent concessions and/or refurbishment or improvement expenses, leasing commissions, attorneys' fees) incurred in connection with or arising out of negotiations or disputes with tenants or other occupants or prospective tenants of the Shopping Center, or associated with the enforcement, defense, execution or renewal of any lease or recovery of possession of any tenant's premises or the defense of Landlord's title to or interest in the Shopping Center or any part thereof or defense of any alleged violation by Landlord of any lease affecting the Shopping Center or part thereof;

               (xi) increases in insurance premiums due specifically as a result of another tenant's use of its premises or due to a violation by another tenant of its lease;

               (xii) repairs, restoration or other work resulting from any eminent domain proceeding or similar governmental or quasi-governmental taking or deed or sale in lieu thereof,

               (xiii) costs that the Landlord is entitled to recover from third party contractors or warrantors as a result of provisions contained in their specific contracts and/or warranties;

               (xiv) costs related to or compensation to employees or other persons utilized in commercial concessions (other than Landlord's customer service booth or similar concession) owned or operated by Landlord, except where concessions owned are offered solely for the benefit of the tenants or other occupants of the Shopping Center;

               (xv) costs, fines or penalties incurred due to violations by Landlord of any lease or any governmental laws, rules or regulations; or

               (xvi) overhead and profit paid to any subsidiary or affiliate of Landlord to the extent that the cost thereof would not have been paid had the services and materials been provided by an unaffiliated third party on a competitive basis.

          (c) Security. Landlord may, from time to time and to the extent it deems appropriate in its reasonable discretion, determine whether to supply security services in the Common Areas and additional traffic control for the Shopping Center. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any loss or damages suffered by Tenant or anyone else by failure to supply such services or for any loss attributable to such services when they are supplied, no matter how caused. It is specifically understood and agreed that, by supplying such services, Landlord shall not be deemed to relieve Tenant of its duty to maintain security within the Demised Premises nor of its performance of the terms, covenants and conditions of this Lease. If any such security services are provided, the costs for the same shall be included in Common Area costs set out in Paragraph 9(b) above.

          (d) It is understood that Landlord may permit one or more "Mass Transit" stops in the Common Areas of the Shopping Center for public transportation at such locations and at such times, from time to time, as Landlord may desire.

          (e) Tenant shall pay its pro rata share of the costs and expenses, if any, to Landlord for compliance with any governmental law, statute or regulation in connection with any environmental or energy controls enacted after the date hereof including, but not limited to, any governmental parking tax, on the same basis as provided for the cost of Common Area Maintenance under Paragraph 9(b), provided such expense is amortized in accordance with generally accepted accounting principles.

          (f) Notwithstanding any provisions of this Lease, if any governmental law, statute, ordinance, regulation, executive order or proclamation or other governmental requirement or any governmental regulation approved by Landlord requires or recommends that Landlord not perform any obligation as contained herein in connection with any energy generation and any energy conservation or use program, the Landlord may comply therewith without being deemed in violation of this Lease.

     10. Utilities

     During the Lease Term, Tenant shall pay for all electricity, heat, air-conditioning, water, sewage, janitor service, garbage disposal and other utilities or services required by it in the use of the Demised Premises. Landlord may elect to furnish any such utilities or services to Tenant, or may contract with a third party to provide such utilities and services to Tenant, in which event Tenant agrees to purchase the same from Landlord or Landlord's designee provided that Landlord or Landlord's designee shall not charge more for those services than the consumer rate that would be charged by the public service corporation, municipal authority or other entity, as the case may be, supplying similar services to a similar sized commercial customer in the area in which the Demised Premises are situated. In addition, Landlord may elect to furnish heat and air-conditioning to the Demised Premises by a central system serving other parts of the Shopping Center, in which event Landlord will pay for the cost of utilities incurred in providing heating and air-conditioning and for all repairs and replacements necessary to maintain the equipment (excluding any repairs which are the obligation of Tenant pursuant to Paragraph 8), and Tenant will pay to Landlord in monthly installments for such heating and air-conditioning, as additional rent, a sum determined on such reasonable and non-discriminatory basis as Landlord may prescribe. Landlord reserves the right thereafter to discontinue the use of said central system. Should Landlord elect to install such system, Tenant agrees, at Tenant's expense, to connect Tenant's equipment to Landlord's system. Landlord may elect to supply Tenant with electricity for lighting and miscellaneous power needs, in which event Tenant will pay to Landlord in monthly installments for such electricity, as additional rent, a sum determined in accordance with Exhibit F which is designated "Energy Service and Energy Charges".

     Tenant agrees to operate any separate heating and air-conditioning unit in the Demised Premises during all hours that Tenant's store is open for business and during all hours that the heat and air-conditioning units for the enclosed mall area are in operation, but in no event later than 10:00 p.m. or earlier than 8:00 a.m.

     Landlord shall not be liable to Tenant for any damages should the furnishing of any utilities by Landlord be interrupted or required to be terminated because of necessary repairs or improvements or any cause beyond the reasonable control of Landlord. Nor shall any such interruption or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease. However, in the event it becomes reasonably necessary for Tenant to cease operating its business within the Demised Premises for a period of time in excess of three (3) consecutive business days as a result of any interruption or termination in any utilities or services required to be furnished by Landlord and in the further event that such interruption or termination is due to the fault or negligence of Landlord or due to repairs, installations or improvements which are the responsibility of Landlord, then Guaranteed Minimum Rent and other charges under this Lease shall thereafter abate until such services or utilities are restored.


     11. Laws and Insurance Standards

     Tenant shall, during the Lease Term, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments and all departments and agencies thereof having jurisdiction over the Demised Premises now or hereafter in effect. Tenant shall, at Tenant's sole cost and expense, make all changes to the Demised Premises which are or hereafter may be required in order to comply with the foregoing. Notwithstanding the foregoing, Tenant shall not be required to make any structural changes to the Demised Premises due to the provisions of this Paragraph 11. Tenant expressly covenants and agrees to indemnify and save Landlord harmless from any penalties, damages or charges imposed for any violation of any of the covenants herein expressed, whether occasioned by Tenant or any person upon the Demised Premises by license or invitation of Tenant or holding or occupying the same or any part thereof under or by right of Tenant. If Tenant fails to comply with any of the foregoing, and as the result thereof the premiums for any insurance which Landlord may then or thereafter have covering the Shopping Center or any part thereof are increased, then, without limiting Landlord's other remedies or rights in regard to such failure, Tenant shall pay to Landlord on demand all increases in any such insurance premiums on the Shopping Center, or such part of any such increase as Landlord may require on a reasonable basis.

     Tenant shall have no claim against Landlord for any damages should Tenant's use and occupancy of the Demised Premises for the purposes set forth in this Lease be prohibited or substantially impaired by reason of any law, ordinance or regulation of federal, state, county or municipal governments or by reason of any act of any legal or governmental or other public authority. Landlord shall be required to obtain all governmental licenses and permits and comply with all requirements, laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments or agencies or constituted public authorities having jurisdiction thereof applicable to Landlord's lease obligations and its operation of the Shopping Center.

     12. Indemnification of Landlord and Tenant and Liability Insurance

          (a) Subject to Paragraph 13(c), Tenant shall indemnify, defend and hold Landlord harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Demised Premises or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission by Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires.

          (b) Tenant shall store its property in, and shall occupy, the Demised Premises at its own risk. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby releases, all claims for bodily injury, death or property damage sustained by Tenant, or any person claiming through Tenant, and resulting from any fire, accident, occurrence or condition in or upon the Demised Premises or within the Shopping Center. In particular, Landlord shall not be liable for (i) any loss or damage to merchandise, equipment, fixtures or other personal property of Tenant, or to Tenant's business; (ii) any injury, loss or damage to any person or to any property of Tenant or any other person that may be occasioned by or through the acts or omissions of persons occupying other premises in the Shopping Center; (iii) any injury, loss or damage to any person or to any property of Tenant or any other person caused by or resulting from bursting, breakage, leakage, running, backing up, seepage or overflow of water or sewage in any part of the Demised Premises or the Shopping Center; from steam, snow or ice; or from any defect in or negligence in the occupancy, construction, operation or use of the Demised Premises, the Shopping Center or any machinery, apparatus or equipment located therein. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Demised Premises. The foregoing indemnity contained in Paragraph 12(a) and the waiver contained in this Paragraph 12(b) shall not apply to liability for bodily injury, death or property damage occurring within the Demised Premises and caused by the negligence or intentional misconduct of Landlord, its agents or employees (acting within the scope of their employment by Landlord), to the extent that liability for such occurrence is not coverable by the type of insurance required to be maintained by Tenant pursuant to this Lease.

          (c) Tenant shall at all times during the Lease Term maintain in full force and effect the following insurance in standard form generally in use in the Commonwealth of Virginia, with insurance companies licensed to do business in said Commonwealth on an admitted basis, which have a financial rating of at least A:XII as rated in the most recent edition of Best Insurance Reports and which have been in business for over five (5) years:

               (i) Comprehensive public liability insurance covering bodily injury, death and property damage in the amount of at least One Million and no/100 Dollars ($1,000,000.00) per occurrence, with an aggregate limit of at least One Million and no/100 Dollars ($1,000,000.00). In addition, Tenant shall maintain an umbrella policy of public liability insurance in the amount of at least Five Million and no/100 Dollars ($5,000,000.00) per occurrence, with an aggregate limit of at least Five Million and no/100 Dollars ($5,000,000.00).

               (ii) Tenant further agrees that the insurance contained in subsection (i) above, (1) shall not contain the "care, custody and control" exclusion, or in the alternative, (2) it shall obtain extended coverage fire legal liability insurance in the amount of at least Fifty Thousand and no/100 Dollars ($50,000.00) per occurrence.

          The insurance required by this Paragraph 12(c) shall: (i) name Landlord and any holder of a first deed of trust encumbering the Demised Premises as additional insureds, (ii) contain a contractual liability endorsement; (iii) contain an endorsement requiring thirty (30) days' written notice from the insurance company to all insureds prior to the cancellation of the policy, of any change in coverage, scope or amount of the policy; and (iv) contain an endorsement providing that no act or omission of any insured shall invalidate the interest of any other insured, or constitute a defense against the claims of such insured. Prior to the commencement of Tenant's Work, and thereafter not less than thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord copies of such policies or certificates evidencing the same, together with satisfactory evidence of proof of payment of premiums.

          (d) Tenant shall, at all times during the Lease Term, maintain workmen's compensation insurance to comply with the applicable laws of the Commonwealth of Virginia.

          (e) The insurance required by this Paragraph 12 may be included in policies of insurance covering multiple locations, provided that: (i) in all other respects, each such policy shall comply with the requirements of this Paragraph 12; (ii) the policy shall specify, or the insuring party shall furnish the other party with a written certificate from the insurer specifying, (A) the maximum amount of the total insurance afforded by the blanket policy to the Demised Premises or the Shopping Center, as the case may be, and (B) any sublimits in the blanket policy applicable to the Demised Premises or the Shopping Center, as the case may be, which amounts shall not be less than the amounts required by this Paragraph 12; and (iii) the protection afforded the insuring party under the blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Demised Premises or the Shopping Center, as the case may be.

          (f) As used in this Paragraph 12, the term "Landlord" shall be deemed to include any person or entity with which Landlord contracts to manage the Shopping Center.


13.  Property Insurance, Damage and Destruction

          (a) Subject to the provisions of Paragraph 4, at all times during the Lease Term, Landlord shall pay all premiums for and maintain in effect, with a responsible insurance company or companies, policies of insurance covering the building of which the Demised Premises constitute a part, providing protection to the extent of not less than ninety percent (90%) of the insurable value of said building, including Tenant's Work, against all casualties included under standard insurance industry practices within the classification "Fire and Extended Coverage, Vandalism and Malicious Mischief" and including Sprinkler Leakage Insurance. At its option, Landlord may elect to insure the building of which the Demised Premises constitute a part against all insured casualties included under standard insurance practices within the classification "Combined All Risk Fire and Boiler", including flood and earthquake protection. Nothing in this Paragraph 13(a) shall prevent the taking out of policies of blanket insurance, which may cover real and/or personal property and improvements in addition to the building of which the Demised Premises constitute a part; provided, however, that in all other respects each such policy shall comply with the other provisions of this Paragraph 13(a). Nothing herein shall be construed to require Landlord to insure those items that Tenant is obligated to insure pursuant to Paragraph 13(b) hereof. In order to assist Landlord in deciding the amount of insurance which it will obtain for Tenant's Work, Tenant shall furnish to Landlord, upon the completion of its work, and from time to time thereafter, such evidence as the Landlord may reasonably require as to the cost or value thereof. Landlord shall not be bound by such information.

          (b) At all times during the Lease Term, Tenant shall pay all premiums for and maintain in effect, with insurance companies licensed to do business in said Commonwealth on an admitted basis, which have a financial rating of at least A:XII as rated in the most recent edition of Best Insurance Reports and which have been in business for over five (5) years, the following insurance policies:

               (i) Insurance covering Tenant's trade fixtures, furniture, inventory and equipment used in the Demised Premises providing protection to the extent of the actual replacement costs thereof against all casualties included under standard insurance industry practices within the classification "Fire and Extended Coverage, Vandalism and Malicious Mischief" including Sprinkler Leakage Coverage and covering loss of income and extra expenses from such casualty.

               (ii) Plate Glass Insurance covering the plate glass in the Demised Premises.

               (iii) Business Interruption Insurance for twelve (12) months.

          The policies of insurance required by this Paragraph 13(b): (i) shall name Landlord and any holder of a first deed of trust encumbering the Demised Premises as additional insureds, (ii) contain an endorsement requiring thirty (30) days' written notice from the insurance company to all insureds prior to the cancellation of the policy or any change in the coverage, scope or amount of the policy, and (iii) that Tenant shall be solely responsible for the payment of all premiums under such policy and that Landlord shall have no obligation for the payment thereof. Tenant will furnish to Landlord, within thirty (30) days before Tenant opens for business, and from time to time thereafter, copies of policies or certificates of insurance evidencing coverages required by this Lease.

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

          (c) Tenant and Landlord, respectively, hereby release each other and their respective employees, directors, agents or invitees from any and all liability or responsibility to the other except if such loss may have been occasioned by the negligence or willful acts of such other party, its employees, directors, agents or invitees for all claims or any one claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to the extent Tenant or Landlord is required to maintain insurance (or has otherwise agreed to self insure) pursuant to this Paragraph 13, whether or not such insurance is in fact maintained. Tenant and Landlord agree to notify their respective insurers of the release of subrogation claims. If the foregoing release shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

          (d) If the Demised Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, then upon Landlord's receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, repair and restore the same (exclusive of Tenant's trade fixtures, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction, limited, however, to the extent of the insurance proceeds received by Landlord therefor. If (a) the Demised Premises is rendered wholly untenantable, or (b) the Demised Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies or
     (c) the Demised Premises is damaged in whole or in part during the last three (3) years of the term (or of any renewal term) hereof, or (d) the building of which the Demised Premises forms a part or all of the buildings which then comprise the Shopping Center is or are damaged (whether or not the Demised Premises is damaged) to such an extent that the Shopping Center cannot in the sole judgment of Landlord be operated as an integral unit, then or in any of such events, Landlord may elect either to repair the damages as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within one hundred twenty (120) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though the date set forth in the Landlord's said notice were the date herein fixed for the expiration of the term hereof and Tenant shall vacate and surrender the Demised Premises to Landlord. Upon the termination of this Lease, as aforesaid, Tenant's liability for the rents reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for the prior abatement of rent hereinafter set forth. Unless this Lease is terminated by Landlord, as aforesaid, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary, and Tenant shall repair, restore or replace Tenant's trade fixtures, decorations, signs, and contents in the Demised Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration or replacement. If by reason of such fire or other casualty the Demised Premises is rendered wholly untenantable the Guaranteed Minimum Rent shall be fully abated, or if only partially damaged such rent shall be abated proportionately on a square footage basis as to that portion of the Demised Premises rendered untenantable, in either event (unless Landlord shall elect to terminate this Lease, as aforesaid) until fifteen (15) days after notice by Landlord to Tenant that the Demised Premises have been substantially repaired and restored or until Tenant's business operations are restored in the entire Demised Premises, whichever shall occur sooner. Tenant shall continue the operation of Tenant's business in the Demised Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management and, except for such abatement of the Guaranteed Minimum Rent as hereinabove set forth, nothing herein contained shall be construed to abate Tenant's obligations for the payment of the Percentage Rent or any other additional rents and charges reserved hereunder, except that the computation of such Percentage Rent shall be based upon the revised Guaranteed Minimum Rent as the same may be abated. If such damage or other casualty shall be caused by the negligence of the Tenant or of Tenant's subtenants, concessionaires, licensees, contractors or invitees or their respective agents or employees, there shall be no abatement of rent. Except for the abatement of the Guaranteed Minimum Rent hereinabove set forth, Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Demised Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration. If the Demised Premises are damaged or destroyed, and Landlord does not elect to exercise its right to terminate this Lease, Landlord shall give Tenant written notice within ninety (90) days after the date of such damage or destruction as to the approximate length of time it shall take Landlord to restore the Demised Premises, and if this estimate for repair or restoration is greater than eighteen (18) months after such damage, Tenant shall have the right to terminate this Lease, as of the date of such damage, within thirty (30) days after receipt of such written notice from Landlord by giving Landlord written notice of cancellation. If such repairs are not completed within eighteen (18) months from the date of damage, Tenant may terminate this Lease within thirty (30) days after the expiration of said twelve (12) month period. In the event of such cancellation, both parties shall be relieved of all

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

     obligations under this Lease saving and excepting those obligations accruing before the date of such cancellation.

     14. Ownership of Certain Property and Surrender of Premises

     Upon the termination of this Lease, Tenant shall surrender to Landlord the Demised Premises, including, without limitation, all buildings, apparatus and fixtures (except signs, trade fixtures and furniture installed by Tenant) then upon the Demised Premises, broom clean and in good condition and repair, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party hereto to, in, upon or about the Demised Premises; and, upon such termination, such property shall be surrendered to Landlord by Tenant without injury, damage or disturbance thereto or payment therefor. The property to be surrendered shall include, but not be limited to, all components of the heating and air-conditioning (including the portion thereof outside the Demised Premises, if any), plumbing and electrical systems, lighting fixtures and fluorescent tubes and bulbs, all dumbwaiters, conveyors and all partitions (whether removable or otherwise). Tenant shall promptly repair any damage to the Demised Premises resulting from the installation or removal of any of the foregoing items.


     15. Landlord's Entry, Easement for Pipes and Excavation

          (a) Landlord's Entry. Landlord shall have the right to enter upon the Demised Premises at all reasonable times during the Lease Term for the purposes of inspection, maintenance, repair and alteration and to show the same to prospective tenants or purchasers, provided that Landlord shall not materially interfere with Tenant's operations in the Demised Premises.

          (b) Easement for Pipes. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wire in, to and through the Demised Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Shopping Center, provided, no such use shall be visible from the sales area of the Demised Premises unless essential, and such work shall be performed with a minimum of disruption to Tenant and the business conducted at the Demised Premises.

          (c) Excavation. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the Demised Premises form a part from injury or damage to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of any rent.


     16. Default

          (a) Each of the following shall constitute an Event of Default: (i) Tenant's failure to make any payment of Guaranteed Minimum Rent, Percentage Rent, additional rent or any other rent or sum of money becoming due under this Lease after any such payment's due date; (ii) Tenant's failure to take possession of the Demised Premises within thirty (30) days after Landlord has delivered the Demised Premises to Tenant pursuant to Paragraph 5; (iii) Tenant's violation or failure to perform or observe any other covenant or condition within thirty (30) days after notice thereof from Landlord; or if such violation or failure is remediable but is of such a nature that it cannot be remedied within such thirty (30) day period, then for such longer period as may reasonably be required provided that Tenant promptly commences and diligently pursues such remedy to completion; (iv) Tenant's abandonment or vacation of the Demised Premises; (v) an Event of Bankruptcy as specified in Paragraph 17 with respect to Tenant, any general partner of Tenant (a "General Partner") or any Guarantor; or (vi) Tenant's dissolution or liquidation.

          (b) If there shall be an Event of Default, including an Event of Default prior to the Rent Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Demised Premises. In the event of an Event of Default due to Tenant's non-payment of Guaranteed Minimum Rent, Percentage Rent, additional rent or any other charges due hereunder, then Landlord shall give Tenant written notice of non-payment and a ten (10) day opportunity to cure such Event of Default prior to exercising its rights under this Paragraph 16. The provisions of this Paragraph 16 shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Demised Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Demised Premises under and by virtue of the laws of the State in which the Shopping Center is located in, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord's recovery of possession. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall use reasonable efforts to relet the Demised Premises or any part thereof, however, nothing herein shall require Landlord to lease the Demised Premises over other vacant space in the Shopping Center, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Demised Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Demised Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Guaranteed Minimum Rent, Percentage Rent, additional rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees and expenses incurred in reletting and placing the Demised Premises in first-class rentable condition, including improvements and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Demised Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either:

               (i) an amount equal to the Guaranteed Minimum Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rent, if any, which Landlord receives during such period from others to whom the Demised Premises may be rented (other than additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suit shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such sums until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term; or

               (ii) an amount equal to the present value (as of the date of Tenant's default) of Guaranteed Minimum Rent and Percentage Rent which would have become due during the remainder of the Lease Term, which damages shall be payable to Landlord in one lump sum on demand. For the purpose of this Paragraph 16(b), present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

          (c) Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

          (d) If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

          (e) If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the lesser of: (i) a rate per annum (the "Default Rate") which is five
     (5) whole percentage points higher than the Prime Rate as published in the Wall Street Journal or if such rate is no longer published then the rate which is five (5) whole percentage points in excess of the Prime Rate of American Security Bank (Washington, D.C.), or (ii) the highest non-usurious rate permitted under the laws of the jurisdiction where the Shopping Center is located, from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent.

          (f) In order to enable Tenant to finance or refinance the purchase of trade fixtures, equipment and inventory, Landlord agrees to subordinate any lien which it may have on Tenant's trade fixtures, equipment and inventory to the rights of any bonafide mortgagee or secured creditor of Tenant for the purpose of financing said trade fixtures, equipment and inventory for use in the Demised Premises. Landlord will permit any lender to have full rights to the collateral listed above.


     17. Bankruptcy.

     The following shall be Events of Bankruptcy under this Lease: (i) Tenant, a Guarantor or a General Partner becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (ii) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partner; (iii) filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (iv) filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (x) is not dismissed within sixty (60) days of filing, or (y) results in the issuance of an order for relief against the debtor; or (v) Tenant, a Guarantor or a General Partner making or consenting to an assignment for the benefit of creditors or a composition of creditors.


     18. Remedies Cumulative - Nonwaiver

     No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given under this Lease, or now or hereafter existing at law or in equity or by statute; and every power and remedy given by this Lease to Landlord or Tenant may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right or power arising from any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence thereto. In particular, the receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.


     19. Eminent Domain

     If any substantial part of the Demised Premises or more than thirty percent (30%) of the total Shopping Center is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking makes the operation of Tenant's business on the Demised Premises impractical, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after such taking; and if Tenant does not so elect to terminate this Lease, Landlord, at its option, may either terminate this Lease or apply the proceeds of such condemnation to repair and restore the Demised Premises to tenantable condition, in which case the rental to be paid by Tenant hereunder shall be proportionately and equitably reduced.

     All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) whether for the whole or a part of the Demised Premises, shall be the property of Landlord, whether such award is compensation for damages to Landlord's or Tenant's interest in the Demised Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for relocation expenses or for the taking of Tenant's trade fixtures and other property within the Demised Premises (which Tenant is authorized to remove at termination pursuant to Paragraph 14) if a separate award of such items is made to Tenant, but any such award to Tenant shall be subject to the prior rights of the first mortgagee.


     20. Financial Information; Statement of Tenant; Amendment of Lease

          (a) During the Lease Term, Tenant shall, within fifteen (15) days of written request by Landlord, deliver to Landlord any and all of the following:

               (i) Such financial information concerning Tenant and Tenant's business operations (and the Guarantor of this Lease, if the Lease is guaranteed) as may be reasonably requested by Landlord or any mortgagee or prospective mortgagee or purchaser of the Shopping Center.

               (ii) An executed and acknowledged instrument amending this Lease in such respects as may be required by any holder or prospective holder of a mortgage or deed of trust on the Demised Premises, provided that any such amendment shall not affect the Lease Term or the rent or other charges to be paid by Tenant under this Lease.



          (b) Any financial information delivered pursuant to Paragraph 20(a)(i) and any amendment delivered pursuant to Paragraph 20(a)(ii) may be relied upon by any mortgagee, prospective mortgagee or prospective purchaser of the Shopping Center; provided, however, that any such financial information and any such amendment shall be utilized only for bona fide business reasons related to such mortgage, purchase and/or obtaining thereof, except where the contrary is required by law. Landlord agrees to keep such information confidential, except as may be contemplated in this Paragraph 20 and except as may be required by law.


     21.  Assignment, Subletting and Hypothecation of Lease

          (a) Except as expressly permitted in Paragraph 21(c), Tenant shall not voluntarily or by operation of law, assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease or in the Demised Premises or sublet the whole or any part of the Demised Premises without first obtaining the prior written consent of Landlord, which consent shall be at the uncontrolled discretion of Landlord. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Receipt by Landlord of rent due hereunder from any party other than Tenant shall not be deemed to act as a consent to any such assignment or subletting, nor relieve Tenant of its obligation to pay the rent provided in this Lease for the full Lease Term.

          In no event shall an assignment or sublease be permitted to any entity which is (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) an entity whose assets constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, or (iii) subject to state statutes regulating investments of an fiduciary obligations with respect to governmental plans.

          (b) Except for assignments or subleases that are allowed without Landlord's consent, if at any time Tenant wants to assign, sublet or otherwise transfer all or part of the Demised Premises or this Lease, then Tenant shall give written notice to Landlord ("Sublease Proposal Notice") of the area proposed to be assigned or sublet (the "Proposed Sublet Space") and the term for which Tenant desires to sublet the Proposed Sublet Space and such other information as Landlord shall request. Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space, however Tenant may void such termination by withdrawing the sublease proposal. Landlord shall exercise such right by sending Tenant written notice within forty-five (45) days after Landlord's receipt of the Sublease Proposal Notice. If the Proposed Sublet Space does not constitute the entire Demised Premises and Landlord elects to terminate this Lease with respect to the Proposed Sublet Space, then (i) Tenant shall tender the Proposed Sublet Space to Landlord on a date specified in Landlord's notice (not more than sixty (60) days after the date of such notice) as if such specified date had been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Sublet Space, and (ii) as to all portions of the Demised Premises other than the Proposed Sublet Space, this Lease shall remain in full force and effect except that the Guaranteed Minimum Rent, Percentage Rent and additional rent shall be reduced pro rata. Tenant shall pay all expenses of construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Demised Premises. If the Proposed Sublet Space constitutes the entire Demised Premises and Landlord elects to terminate this Lease, then (i) Tenant shall tender the Demised Premises to Landlord on a date specified in Landlord's notice (not more than sixty (60) days after the date of such notice), and (ii) the Lease Term shall terminate on such specified date.

          (c) In the event Tenant is a corporation and a subsidiary of another corporation, it may, without Landlord's consent, assign this Lease to, or merge with, its parent corporation or a subsidiary of Tenant or Tenant's parent corporation. Any other merger, or any dissolution, consolidation or other reorganization of Tenant or the sale or other transfer (except as the result of death) of more than fifty percent (50%) of the corporate stock of Tenant or fifty percent (50%) of its voting stock or fifty percent (50%) of the ownership interest of Tenant shall constitute an assignment of this Lease for all purposes of this Paragraph 21 and is prohibited without the written consent of Landlord. Landlord agrees not to unreasonably withhold its consent to any assignment resulting from a merger, consolidation, sale or other transfer of assets having like effect which is otherwise prohibited; provided that Landlord promptly receives all information reasonably requested by Landlord relating thereto; and provided further that neither the reputation, experience, net worth nor financial condition of any such assignee is less than that of Tenant on the Rent Commencement Date. Notwithstanding the foregoing, if Tenant shall become a publicly held corporation, the sale of Tenant's stock pursuant to an initial public offering shall not require Landlord's approval so long as Tenant remains unchanged as an operating entity. Additionally, if Tenant's stock is listed and traded on a national securities exchange or in the over-the-counter market, the sale of Tenant's stock shall not require Landlord's approval as long as Tenant remains unchanged as an operating entity.

          (d) In the event Landlord consents to any transfer of Tenant's interest in this Lease, or if Landlord's consent is not required, then the term "Tenant" shall thereafter be deemed to include, without further reference, the party to whom such interest is transferred, such as any subtenant, assignee, concessionaire or licensee. If this Lease is assigned or if the Demised Premises or any part thereof are occupied by anybody other than Tenant, without Landlord's prior written consent, Landlord may, nevertheless, collect rent from the alleged assignee or occupant and apply the net amount collected to rent herein reserved; but such action shall not constitute a waiver of this Paragraph 21. Notwithstanding any assignment or sublease permitted by this Lease or consented to by Landlord, Tenant and any Guarantor of this Lease shall remain fully liable and shall not be released from performing any of the terms of this Lease, even if this Lease is amended; but, in the case of an amendment without Tenant's written consent, after assignment, Tenant's obligations shall be limited to those existing at the time of assignment. If the Lease is assigned and Tenant remains liable as set out in the preceding sentence, Landlord agrees to provide Tenant with a copy of any notices of default.

          (e) Any concession or license granted for any part of the sales area of the Demised Premises shall be considered a sublease for the purposes of this Paragraph 21.

          (f) In the event Tenant assigns this Lease, or sublets all or substantially all of the Demised Premises, and the rent and other amounts payable by the assignee or sublessee exceed the rent and other amounts payable by Tenant under this Lease, then the excess shall be paid to Landlord monthly in arrears, on or before the first (1st) day of each calendar month, as additional rent.


     22.  Promotion of the Shopping Center

          (a) Marketing Fund. Landlord may, in Landlord's sole discretion, establish a Marketing Fund ("Marketing Fund") and secure therewith professional advertising and sales promotional services and activities for the benefit of the Shopping Center or the Integrated Shopping Center. In connection with the Marketing Fund, Landlord agrees to secure, in Landlord's sole discretion, promotion and secretarial services and, using funds from the Marketing Fund, (i) to pay the salaries and expenses for all personnel and (ii) to pay for the rental, utilities, telephone and space used for securing the services of such Marketing Fund. Tenant agrees to pay Landlord an amount as specified in Paragraph 1(k)(i) as a Marketing Fund contribution. Any partial calendar year shall be prorated on a three hundred sixty-five (365) day basis. Tenant agrees that at the end of every calendar year during the Lease Term the annual Marketing Fund fee described in Paragraph 1(k)(i) shall be increased over the fee payable in such calendar year in proportion to the increase in the cost-of-living (determined as provided below) between the beginning date of such calendar year and the ending date of such calendar year, such increase not to exceed five percent (5%) per year. Such increased fee shall be payable during the next calendar year and shall be the base amount used to calculate the next increase in such fee. The base date applicable to calculating the increase at the end of the first calendar year shall be January 1 of the year in which the Rent Commencement Date occurs. The base date for each subsequent calendar year after the first calendar year shall be January 1 of such year.

          The cost-of-living on each such date shall be measured by the Consumer Price Index For All Urban Consumers specified for all items, U.S. City Average (1982-84 = 100) published on the date nearest to each such date by the Bureau of Labor Statistics of the United States Department of Labor; or, if such index is not then in use, by the index most nearly comparable thereto, as selected by Landlord.

          (b) Advertising Fund. Landlord may, in Landlord's sole discretion, establish an Advertising Fund ("Advertising Fund") for the benefit of the Shopping Center or the Integrated Shopping Center. Tenant agrees to pay Landlord an amount as specified in Paragraph 1(k)(ii) as a Advertising Fund contribution. Any partial calendar year shall be prorated on a three hundred sixty-five (365) day basis. Tenant agrees that at the end of every calendar year during the Lease Term the annual Advertising Fund fee described in Paragraph 1(k)(ii) shall be increased over the fee payable in such calendar year in proportion to the increase in the cost-of-living {determined as provided in Paragraph 22(a) above} between the beginning date of such calendar year and the ending date of such calendar year, such increase not to exceed five percent (5%) per year. Such increased fee shall be payable during the next calendar year and shall be the base amount used to calculate the next increase in such fee. The base date applicable to calculating the increase at the end of the first calendar year shall be January 1 of the year in which the Rent Commencement Date occurs. The base date for each subsequent calendar year after the first calendar year shall be January 1 of such year.

          (c) Merchant's Association. Until such time as Landlord shall elect to provide the Marketing Fund service set forth in Paragraph 22(a) above or at such time or times as Landlord shall not elect to provide the Marketing Fund, Tenant agrees to become and remain a member of the Merchant's Association for the entire Lease Term if established. Tenant agrees to pay as dues to said Merchant's Association the amounts set forth in Paragraph 22(a) above as if Landlord had established the Marketing Fund.

          (d) Payments. The payments required to be made pursuant to this Paragraph 22 shall be paid to Landlord at the address stated in Paragraph 4(f) by Tenant in monthly installments in advance on the first day of each month and shall be treated as additional rent. The failure of any other tenant in the Shopping Center to contribute to the Merchant's Association, the Marketing Fund or the Advertising Fund, shall not in any way release Tenant from Tenant's obligations hereunder, such obligations being separate and independent covenants of this Lease. Landlord agrees to notify Tenant annually of any increases in the charges set out in this Paragraph 22 and Tenant shall not be required to pay any increases until it has received such notice(s), however it is understood and agreed that such increased charge(s) shall be retroactive to the date(s) provided herein.


     23. Notices

     All notices provided for in this Lease shall be in writing and shall be deemed to be given when sent by prepaid registered or certified mail, return receipt requested, addressed to the parties at the notice addresses set out in Paragraph 1(p)(i) for Tenant and Paragraph 1(q)(i) for Landlord. Either party may, from time to time, by ten (10) days prior written notice given as provided above, designate a different address to which notices to it shall be sent.


     24. Holding Over

     If Tenant remains in possession of the Demised Premises or any part thereof after the expiration of the Lease Term, Tenant shall be only a tenant at will at a rent equal to one hundred fifty percent (150%) of the Guaranteed Minimum Rent in effect immediately prior to the expiration of the Lease Term for the first sixty (60) days of Tenant's holdover and thereafter at two hundred percent (200%), together with other charges set forth in this Lease, and there shall be no renewal of this Lease or exercise of an option by operation of law. Notwithstanding anything contained herein to the contrary, the Guaranteed Minimum Rent set out hereunder shall not be increased by virtue of Tenant's holding over for the first sixty (60) days beyond the expiration of the Lease Term, provided that the parties hereto are proceeding in good faith to negotiate a renewal lease. It is understood and agreed, however, that when such renewal lease is executed by both parties, all of its terms and provisions shall be retroactive to the day following the date of the expiration of this Lease.


     25. Subordination

     Landlord and Tenant agree that this Lease and the interest of the Tenant herein be and the same hereby is made subject and subordinate at all times to a certain Multi-Party Development and Operating Agreement entered into between Landlord and various Major Stores adjoining the Shopping Center affecting the Shopping Center of which the Demised Premises forms a part, which agreement or a short form thereof has been recorded in the official records of Henrico County, Virginia, and to any future amendments or modifications thereof and/or to any additional development and operating agreements which may hereafter be entered into between Landlord and the aforementioned Major Stores and/or any additional or different department stores. Landlord and Tenant further agree that this Lease be and the same hereby is made subject and subordinate at all times to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee and/or leasehold title of the Shopping Center property and the adjoining properties and to all ground and underlying leases, and to any first mortgages in any amounts, and all advances thereon which may now or hereafter be placed against or affect any or all of the land and/or the Demised Premises and/or any or all of the buildings and improvements now or at any time hereafter constituting a part of the Shopping Center, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The term "mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. The aforesaid provisions shall be self operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying landlords or first mortgagees. Should Landlord or any ground or underlying landlords or first mortgagees desire confirmation of such subordination, then Tenant within ten (10) days following Landlord's written request therefor agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying landlords or first mortgagees) subordinating this Lease, or a part thereof, and the Tenant's rights hereunder. Should any such ground or underlying landlords or any first mortgagees request that this Lease, or a part thereof, be made superior, rather than subordinate, to any such ground or underlying lease and/or first mortgage, then Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying landlords or first mortgagees) effectuating such priority.


     26. Transfer of Landlord's Interest

     In the event of the sale, assignment or transfer by Landlord of its interest in the Shopping Center or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord under this Lease, Landlord shall thereupon be released or discharged from all of its covenants and obligations under this Lease, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any securities given by Tenant to Landlord to secure the performance of Tenant's obligations under this Lease may be assigned by Landlord to such successor in interest of Landlord; and, upon acknowledgement by such successor of receipt of such security and its express assumption of the obligations to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto. Landlord's assignment of this Lease or of any or all of its rights herein shall in no manner affect Tenant's obligations hereunder. Tenant shall thereafter attorn and look to such assignee as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest.


     27. Warranty

     Landlord warrants that it has full right and authority to lease the Demised Premises upon the terms and conditions set forth in this Lease; and that Tenant shall peacefully and quietly hold and enjoy the Demised Premises for the full Lease Term so long as it does not default in the performance of any of its covenants.

     Tenant hereby warrants that it has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the State in which the Shopping Center is located, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.


     28. Short Form Lease

     This Lease shall not be recorded, however, upon request by either Landlord or Tenant, upon the commencement of the Lease Term, the parties hereto shall execute a memorandum or short form lease agreement in the form attached hereto as Exhibit G, specifying the commencement and termination dates of the Lease Term and including any other provisions hereof (exclusive of provisions dealing with monetary terms) as either party may desire to incorporate herein.


     29. Estoppel Certificate

     Within ten (10) days after request therefor by Landlord or any mortgagee or trustee under a mortgage or deed of trust covering the Demised Premises, or if, upon any sale, assignment or other transfer of the Demised Premises by Landlord, an estoppel certificate shall be required from Tenant, Tenant shall deliver in recordable form the estoppel certificate attached hereto as Exhibit H to any proposed mortgagee or other transferee, or to Landlord, certifying those facts contained therein that are then true with respect to this Lease and specifying with particularity any of such facts which are not then true with respect to this Lease.


     30. Mechanics' Liens

     Tenant covenants and agrees to do all things necessary to prevent the filing of any mechanics' or other liens against Tenant's interest in this Lease or in the Demised Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against Tenant's interest in the Demised Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same, or, if Tenant, in Tenant's sole discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against Tenant's interest in the Demised Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within such period or fails to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's default, Landlord may, but shall not be obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as may be prescribed by law and Tenant shall, within ten
(10) days after written demand by Landlord, reimburse Landlord for all of its costs and expenses arising in connection with such liens (including reasonable attorneys' fees). Nothing contained in this Paragraph 30 shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law.


     31. Force Majeure

     In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay. Notwithstanding the preceding sentence, the provisions of this Paragraph 31 shall not be applicable to Tenant's obligations to pay rent or any other sums, monies, costs, charges or expenses required to be paid by Tenant subsequent to the Rent Commencement Date.

     32. Limitation of Liability

     Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that it shall look solely to the equity and property of the Landlord in the land and buildings comprising the Shopping Center for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Shopping Center or of Landlord's interest therein. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord's interest hereunder and in the Shopping Center shall be subject to impressment of an equitable lien or otherwise.


     33. Real Estate Brokers

     Tenant represents that Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Lease, other than Faison & Associates, Inc. Tenant agrees to indemnify and hold harmless Landlord from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.


     34. Accord and Satisfaction

     No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of rent or other charges due under this Lease shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent or other charges shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or other charge or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Lease Term.


     35. Nature and Extent of Agreement

     This Lease contains the complete agreement of the parties regarding the terms and conditions of the lease of the Demised Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This Lease may not be modified, changed or amended, in whole or in part other than by an agreement in writing duly signed by both parties hereto. This instrument creates only the relationship of landlord and tenant between the parties hereto as to the Demised Premises; and nothing in this Lease shall in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth. The laws of the Commonwealth of Virginia shall govern the validity, interpretation, performance and enforcement of this Lease.

     36. Binding Effect

     This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.


     37. ERISA Representation

     Tenant hereby represents to Landlord that (a) Tenant is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (b) the assets of Tenant do not constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and (c) Tenant is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.


     38. Waiver of Jury Trial.

     Landlord, Tenant, all Guarantors and General Partners hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. Tenant consents to service of process and any pleading relating to any such action at the Demised Premises; provided, however, that nothing herein shall be construed as requiring such service at the Demised Premises. Landlord, Tenant, all Guarantors and all General partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.


     39. Attorney's Fees.

     If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, upon rendering of a final non-appealable judgment, Tenant shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.


     40. Captions.

     Paragraph, article and section headings are used for convenience and shall not be considered when construing this Lease.

     41. Examination of Lease.

     Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.


     42. Survival.

     Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.


     43. Relocation and Redevelopment of Shopping Center

          (a) It is expressly understood and agreed between Landlord and Tenant herein that in the event of any redevelopment of the Shopping Center which would increase the size of the interior Common Areas of the existing Shopping Center, would add additional improvements so that the Floor Area of the Shopping Center is increased, would change or relocate the Food Park Area, or would add a Major Store, Landlord shall have the right, at its sole option, to require Tenant to relocate to another space in the Food Park Area (or a new Food Park Area) in the Shopping Center. Landlord may only relocate Tenant one (1) time during the Lease Term. Landlord shall serve upon Tenant a written notice of relocation specifying the date on which such relocation is to take place, such date to be at least sixty (60) days from the date on which the notice of relocation is mailed or delivered to Tenant. Tenant shall then have the right to relocate to a mutually agreeable space suitable for the operation of Tenant's business. If, in the reasonable opinion of the Tenant, a suitable location does not become available within such sixty (60) day period, Tenant shall have the right at its sole option, to cancel this Lease and all of the terms, covenants, conditions and agreements herein contained shall become null and void and of no further force and effect as of the date on which Tenant would have been required to relocate, as set forth in Landlord's written notice.

          (b) If in Tenant's reasonable opinion a suitable location is available and Tenant relocates to such agreed upon location, all rent and other charges under this Lease will abate during the period, if any, that Tenant has permanently closed the Demised Premises for business until the earlier to occur of: (i) the date on which Tenant actually opens its new premises for business; or (ii) the date ninety (90) days following the date on which Landlord delivers the new premises to Tenant. Anything herein to the contrary notwithstanding, there shall be no abatement in rent or any other charges hereunder unless relocation of Tenant is made at Landlord's request.

          (c) In the event of relocation, Landlord will reimburse Tenant for the unamortized cost of Tenant improvements less any allowance given by Landlord. Tenant shall provide Landlord receipts and cancelled checks for all sums expended by Tenant for Tenant improvements so that Landlord may determine such costs. Landlord shall not be obligated to pay Tenant for any costs not so evidenced. The unamortized cost shall be computed by using straight line depreciation with the life of improvements being the primary term of the Lease.

          (d) Tenant shall allow Landlord or Landlord's agents access to the Demised Premises for construction of such structural portions as may be required to reinforce or install columns or other building components as may be necessary for future mall development and/or enclosure. However, Landlord shall, following such construction and at Landlord's expense, return the Demised Premises, as nearly as possible, to the condition existing prior to said construction.


     44. Food Park Tenant

     In the event Tenant engages in the preparation of food or baked goods, Tenant agrees, at Tenant's own cost and expense: (i) to install dry chemical extinguishing devices (such as Ansul) approved by the local fire insurance rating organization and Landlord's insurance carriers, and to keep such devices in good working order and repair and regularly serviced under a maintenance agreement as may be required by Landlord or by such fire insurance rating organization or carriers; (ii) to keep and maintain all exhaust ducts and filters in a clean condition; (iii) to place and store Tenant's garbage and refuse in containers which shall be kept, in a self-contained refrigerated area within the Demised Premises set aside for the storage of garbage and refuse;
(iv) to install within or outside the Demised Premises, as may be required by governing codes, a grease trap and all lines leading thereto of a pattern and make approved in writing by Landlord, and to keep and maintain the same in a clean and sanitary condition and in good working order and repair and at no less than three (3) month intervals cause such trap to be cleaned and lines to be routed; and (v) to install within Tenant's exhaust system for the kitchen or any other food preparation or cooking area, a deodorizing system acceptable to Landlord of a type similar or equal to Roto Clone as manufactured by American Air Filter (the purpose of which is to eliminate odors emanating from the Demised Premises) and to keep and maintain the same in a clean and sanitary condition and in good working order and repair. In the event Tenant engages in the use, sale or storing of inflammable or combustible materials, Tenant agrees to install and maintain similar chemical extinguishing devices referred to in subparagraph (i) hereof. In the event gas is used in the Demised Premises, Tenant agrees to install a proper gas cut-off valve. If Tenant shall fail to install any such devices referred to in this Paragraph 44 and/or to subscribe to the servicing thereof, Landlord shall have the right to enter upon the Demised Premises to make such necessary installations and charge the cost of such installations and/or the servicing thereof to Tenant, as additional rent hereunder. In addition, Tenant agrees to abide by the provisions of the Food Park Addendum attached hereto.


     46. Surety Agreement

     Attached hereto is a Surety Agreement executed by Boston Restaurant Associates, Inc.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.


                                            LANDLORD:

                                            ONE FEDERAL STREET JOINT VENTURE

                                            By:  The Prudential Insurance
                                            Company of America,
                                            general partner


                                            By:  ______________________________
                                            Vice President



                                            TENANT:

ATTEST:                                     PIZZERIA REGINA OF VIRGINIA, INC.


____________________________        By:     __________________________
Name: ______________________                Name: _______________________
Title: ___________ Secretary                Title: __________________ President

(CORPORATE SEAL)


g:\regency\regina3.lse
September 8, 1997

                               FOOD PARK ADDENDUM


  Anything contained in this Lease, as the same may have been heretofore modified or amended (the "Printed Lease"), notwithstanding, to and of which this Addendum is attached and made a part, the terms, conditions and provisions of this Addendum shall be paramount and controlling. The Printed Lease, together with this Addendum, may be sometimes hereinafter collectively referred to as the "Lease". All terms used herein shall have the meaning ascribed to them in the Printed Lease.

1. THE FOOD PARK.

          (a) The provisions of this Addendum are generally applicable to each and every tenant leasing space in the Shopping Center in the area designated by Landlord for small restaurant operations, carry-out only, which area is inclusive of individual premises demised to other tenants, the Food Park Seating Area (as hereinafter defined) and other Common Areas lying therein (collectively the "Food Park Area"). The "Gross Leasable Area of the Food Park Area" shall be deemed to mean the actual number of leasable square feet of the Floor Area in the Food Park Area (as initially constructed or as the same may at any time thereafter be enlarged or reduced) which is exclusively appropriated for Food Park Area tenants, whether leased or vacant, and specifically excluding building roofs, the Food Park Seating Area and other Common Areas. All measurements are to be made as provided in the Printed Lease.

          (b) Tenant expressly acknowledges and agrees that all rents and charges required to be paid by Tenant pursuant to this Addendum are in addition to, and not in lieu or reduction of, Tenant's obligations set forth in the Printed Lease, including without limitation, Guaranteed Minimum Rent, Percentage Rent, additional rent and all other charges.

2.  FOOD PARK SEATING AREA.

  So long as Tenant is not in default under this Lease, Tenant and Tenant's invitees, customers and patrons shall have a revocable license to use, in common with others, the Food Park Seating Area. The "Food Park Seating Area" means the common seating area within the Food Park Area which from time to time may be made available by Landlord for use, in common with others, by Landlord, Food Park Area tenants and their invitees, customers and patrons. Landlord in its sole and absolute discretion shall furnish and install equipment, floor covering, lighting fixtures, decorative and permanent fixtures, ceiling, tables, chairs, accessories and other property in the Food Park Seating Area. Landlord shall be the sole owner of all of the foregoing described items, and Tenant shall have no right, title or interest in and to any such item, excepting only in respect to the limited use right granted pursuant to the revocable license hereinabove provided.

3.  EXCLUSIVE CONTROL OF LANDLORD.

  The Common Areas of the Food Park Area shall be subject to the exclusive management and control of Landlord {but Landlord shall have the right to cause any or all management or other services, including without limitation, those set forth in Addendum Paragraph 7(a) to be provided by an independent contractor or contractors}. As between Landlord and Tenant, Landlord shall at all times have the exclusive right and authority, in its sole and absolute discretion, to determine the nature and extent of the Food Park Area, and to make such changes, rearrangements, additions, and/or reductions therein and thereto at any time and from time to time which it may deem desirable or which may result from any federal, state or local environmental or other law, rule, regulation, guideline, judgment or order. Without limiting the generality of the foregoing, in respect to the Food Park Area, Landlord shall additionally have each and every right reserved unto it in the Printed Lease respecting the Shopping Center and the Common Areas.

4.  USE.

  Tenant shall use the Demised Premises solely for the preparation, sale at retail and delivery of food and beverages to the public for "carry-out" or for consumption in the Food Park Area, all in strict accordance with Paragraphs 1(i) and 6(a) of the Printed Lease. Lessee may be permitted to open for business earlier than otherwise set forth in the Printed Lease and to serve "breakfast", upon Landlord's prior written consent which consent may be granted or withheld by Landlord in its sole discretion and in accordance with the requirements thereof. Tenant agrees to sell only those food and beverage items specifically enumerated in said Paragraph 1(i) (such food and beverage items hereinafter sometimes referred to as the "Menu") and to maintain the highest standards in quality and preparation of such items. Tenant agrees to offer for sale each of the enumerated items on the Menu and any failure to sell any such item or any substitution for or addition to such item without Landlord's prior written approval shall be deemed a default under the Printed Lease, and in addition to (and not in replacement of) any other rights or remedies pursuant to this Lease, Landlord shall have the right to charge Tenant, as additional rent, the sum of One Hundred and no/100 Dollars ($100.00) per day for each and every day or part thereof the default persists. The rights and remedies reserved in this Paragraph 4 are distinct, separate and cumulative and the exercise of same shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others provided in this Lease.

5.  DISPOSABLE PAPER PRODUCTS.

  In connection with the sale of food and beverages from the Demised Premises, Tenant agrees to use at its sole cost and expense, only disposable paper goods and utensils, including, but not limited to, cups, wrap materials, plates, trays, boats, straws, bags, napkins, spoons, forks, knives, stir sticks and the like. Landlord shall have the continuing right (but not the obligation) to develop a uniform design for all such disposable paper products used in the operation of the Food Park Area, and Tenant agrees to use only disposable paper products utilizing such design in the manner required by Landlord, and otherwise of the type, size, material and color approved by Landlord; provided however that in the event Tenant is a franchisee and shall be required by the terms of its franchise agreement to utilize a particular design of or type of disposable paper products, or in the event Tenant is a corporate chain of stores (a chain being 20 or more stores) Tenant shall be permitted to utilize such design or type (except in respect to the food trays upon which food and beverages are served to the public, which must adhere and conform to Landlord's uniform design standards) with Landlord's prior written approval so long as such products otherwise conform to the type, size, material and color approved by Landlord. Although Tenant shall be required to use only paper products so approved by Landlord, Tenant shall not be required to purchase such products from Landlord. Tenant shall not be permitted to place signs, trash bins or other receptacles for refuse on or about Tenant's food counter. In the event Tenant shall violate the provisions of this Paragraph 5, such violation shall constitute a default under the Printed Lease, and, in addition to any other rights or remedies pursuant to this Lease, Landlord shall have the right to charge Tenant, as additional rent, the sum of One Hundred and no/100 Dollars ($100.00) per day for each and every day or part thereof such violation exists. The rights and remedies reserved in this Paragraph 5 are distinct, separate and cumulative and the exercise of same shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others provided in this Lease.

6.  EMPLOYEE DRESS AND CONDUCT.

  Tenant's employees shall at all times be required to present a clean and well-groomed appearance. Tenant's employees shall be required at all times while on duty in the Demised Premises to wear uniforms, the color and style of which are to be subject to Landlord's approval. Landlord hereby approves Tenant's standard uniforms and trade dress. Tenant may make such arrangement with its own employees as it deems appropriate regarding the purchase and maintenance of standard uniforms. In the event Tenant or any of its employees shall not be properly attired as required hereunder, in addition to any other rights and remedies in favor of Landlord provided in this Lease, Landlord may direct Tenant to require any such employee not so attired to immediately conform to the requirements of this Paragraph or leave the Demised Premises.

7.  FOOD PARK AREA MAINTENANCE COSTS.

          (a) Landlord shall clean, police, repair and maintain the Food Park Seating Area during business hours and otherwise in a manner and at such frequency deemed by Landlord to be reasonably appropriate and in the best interest of the Shopping Center. All Food Park Operating Costs (as hereinafter defined) incurred by or on behalf of Landlord for services in excess of the level of services provided and paid for as part of the Common Area Maintenance charge set forth in Paragraph 9(b) of the Printed Lease shall be charged to Food Park Area tenants in the manner hereinafter set forth. Tenant shall pay to Landlord the Food Park Area Charge (as hereinafter defined) in consideration of the enhanced or additional Common Area Maintenance services attributable or otherwise related to the Food Park Area. Specifically, Tenant agrees to pay Landlord, as additional rent in the manner provided below in Addendum Paragraph 7(b), the Food Park Area Charge (as hereinafter defined) which is Tenant's share of the Food Park Operating Costs (as hereinafter defined). "Food Park Operating Costs" shall mean all direct and indirect total costs and expenses paid or incurred in operating, maintaining and repairing the Food Park Area and the Common Areas located therein, including without limitation, the costs of all materials, supplies and services purchased or hired therefor, and further, specifically including without limitation (i) maintenance, repair and replacement of all machinery, equipment, facilities and personal property;
     (ii) maintenance, repair and replacement of the heating, ventilating and air conditioning system, emergency water and sprinkler main system, electrical equipment and other items; (iii) maintenance, epair and replacement of utility systems, including water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; (iv) the cost and expense of lighting, extermination, sanitary control and removal of trash, garbage and other refuse (including the removal of litter within the Common Areas of the Shopping Center within fifteen (15) feet beyond the Food Park Area {the "Food Park Extended Area"}; (v) premiums for insurance to the extent provided by Landlord solely in respect to the Food Park Area; (vi) all personal property taxes and other charges incurred in connection with Food Park Area machinery, equipment and facilities; (vii) maintenance, repair and replacement of the grease traps and grease trap lines; (viii) salaries and wages of all personnel, including without limitation, supervisory personnel engaged in the cleaning, policing, repairing, maintaining, and securing of the Food Park Area (and the Food Park Extended Area); (ix) all costs and expenses enumerated in Paragraph 9(b) of the Printed Lease; and
     (x) administrative costs equal to fifteen percent (15%) of the total Food Park Operating Costs (excepting such administrative costs). Tenant's Food Park Area Charge shall not include the items excluded therefrom as set out in Paragraph 9(b). Tenant's Food Park Area Charge is in addition to, and not in lieu or reduction of, Common Area maintenance charge and all other rents and charges provided in this Lease.

          (b) Tenant's Food Park Area Charge shall be in an amount equal to the product obtained by multiplying the total Food Park Operating Costs paid or incurred during each calendar year during the Lease Term by a fraction, the numerator of which shall be the Floor Area of the Demised Premises and the denominator of which shall be the Gross Leasable Area of the Food Park Area. Tenant's Food Park Area Charge shall be estimated, due and payable in the manner provided in the Printed Lease for Lessee's Common Area maintenance charges. Any partial calendar year shall be proportionately adjusted. Landlord estimates that Tenant's prorata share of Food Park Area Charge for 1997 shall be $30.25 per square foot of Floor Area of the Demised Premises per annum.



8.  UTILITIES AND SERVICES.

  Landlord has elected initially to furnish, at Tenant's sole cost and expense, the electrical energy and chilled air to be used or consumed in the Demised Premises, and Tenant agrees to purchase and pay Landlord, as additional rent, for the equipment and service thereof, in accordance with Exhibit "F-1" to the Printed Lease, at the rates which the applicable public or private utility company would have charged Tenant for furnishing such utilities, plus applicable taxes thereon. Landlord reserves the right to discontinue the furnishings of both or either electrical energy and/or chilled air, and if Landlord shall so elect to discontinue same, the terms and provisions of said Exhibit "F-1" pertaining to the payment for such service shall not be applicable from and after the date of such discontinuance, and in such case, Tenant shall contract directly with the public or private utility company for the purchase of same as required under said Exhibit "F-1". Tenant acknowledges and agrees that the provision by Landlord of any utilities as herein provided is not for the purpose of reselling or re-metering for profit. Except as hereinabove provided, the provisions of Paragraph 10 of the printed Lease are incorporated herein by this reference.

                             EXHIBIT A - SITE PLAN A

                                 NOT APPLICABLE

                            EXHIBIT B - BUILDING PLAN

                                 NOT APPLICABLE

                     EXHIBIT C - SHOPPING CENTER DESCRIPTION



All that certain piece or parcel of land, together with improvements thereon and appurtenances thereunto belonging, lying and being in the Tuckshoe Magisterial District, Henrico County, Virginia, containing 25.616 acres, and being designated as Parcel C, which Parcel C includes Parcels B and E, on a plat of survey by Austin Brockenbrough and Associates, Consulting Engineers, dated January 18, 1974, revised February 19, 1974 and June 8, 1974, captioned "Property Map, Regency Square Shopping Center, Henrico County, Virgin", and described with reference thereto as follows:

BEGINNING at a point on the south line of Quioccasin Road as widened, said point being 489.88 feet east of the intersection of Quioccasin Road and Starling Drive extended; thence from said point of beginning eastwardly along the new line of Quioccasin Road and along a curve to the right, said curve having a central angle of 27-53-29, a radius of 701.12 feet, a tangent of 174.10 feet, for a length of 341.31 feet to a point; thence S 30-00-58 E 343.91 feet to a point; thence along a curve to the left, said curve having a central angle of 27-43-19, a radius of 563.06 feet, a tangent of 138.94 feet for a length of 272.43 feet to a point, said point being a point on the original line of Quioccasin Road; thence eastwardly along the original line of Quioccasin Road and along a curve to the left, said curve having a central angle of 4-11-07, a radius of 517.46 feet, a tangent of 18.91 feet, for a length of 37.80 feet to a point; thence S 71-27-17 W 346.36 feet to a point; thence S 30-28-35 W 387.50 feet to a point; thence S 59-36-25 E 206.00 feet to a point; thence N 30-23-35 E 11.50 feet to a point; thence S 59-36-25 E 373.16 feet to a point on the north line of Holly Hill Road as widened; thence westward along the new line of Holly Hill Road, N 84-00-13 W 409.54 feet to the west line of Townley Road as widened; thence southwardly along Townley Road S 24-18-51 W 39.24 feet to a point on the original intersection of the north line of Holly Hill Road and Townley Road; thence N 84-16-49 W 883.42 feet to a point; thence N 84-21-19 W 196.07 feet to a point; thence N 22-34-43 E 89.97 feet to a point; thence N 16-36-24 W 176.25 feet to a point; thence N 84-46-32 W 120.92 feet to a point on the east line of Starling Drive; thence northwardly along Starling Drive, N 29-20-56 E 252.58 feet to a point; thence along a curve to the left, said curve having a central angle of 3-03-19, a radius of 1,462.40 feet, a tangent of 39.00 feet for a length of 77.98 feet to a point; thence S 59-36-25 E 397.76 feet to a point; thence N 30-23-35 E 535.97 feet to a point; thence N 59-36-25 W 63 feet to a point; thence N 30-23-35 E 606.98 feet to the south line of Quioccasin Road as widened, and the point of beginning.

              EXHIBIT D - DESCRIPTION OF INTEGRATED SHOPPING CENTER


(Parcels A, B, C, D and E as shown on Survey of Austin Brockenbrough and Associates dated January 18, 1974, revised February 19, 1974 and further revised June 3, 1974)

Beginning at a point on the north line of Holly Hill Road as widened, said point being 39.23 feet west of the intersection of Holly Hill Road and Parham Road extended; thence from said point of beginning and along the north line of Holly Hill Road as widened, N 84-00-13 W 636.28 feet to the west line of Townley Road as widened; thence southwardly along Townley Road S. 24-18-51 W 39.24 feet to a point on the original intersection of the north line of Holly Hill Road and Townley Road; thence N 84-16-49 W 883.42 feet to a point; thence N 84-21-19 W
196.07 feet to a point; thence N 22-34-43 E 89.97 feet to a point; thence N 16-36-24 W 176.25 feet to a point; thence N 84-46-32 W 120.92 feet to a point on the east line of Starling Drive; thence northwardly along Starling Drive, N 29-20-56 E 252.58 feet to a point; thence along a curve to the left, said curve having a central angle of 9-48-00, a radius of 1,462.40 feet, a tangent of
125.37 feet for a length of 250.13 feet to a point; thence N 19-32-56 E 416.45 feet to a point; thence along a curve to the right, said curve having a central angle of 8-42-30, a radius of 2,834.79 feet, a tangent of 215.84 feet, for a length of 430.86 feet to a point; thence N 28-15-26 E 122.42 feet to a point; thence along a curve to the right, said curve having a central angle of 93-41-40, a radius of 25.00 feet, a tangent of 26.67 feet, for a length of 40.88 feet to a point on the south line of Quioccasin Road as widened; thence along said south line of Quioccasin Road S 58-02-54 E 461.49 feet to a point; thence along a curve to the right, said curve having a central angle of 28-01-56, a radius of 701.12 feet, a tangent of 175.02 feet for a length of 343.03 feet to a point; thence S 30-00-58 E 343.91 feet to a point; thence along a curve to the left, said curve having a central angle of 27-43-19, a radius of 563.06 feet, a tangent of 138.94 feet, for a length of 272.43 feet to a point; thence along a curve to the left, said curve having a central angle of 8-53-36, a radius of
517.46 feet, a tangent of 40.24 feet for a length of 80.32 feet to a point; thence along a curve to the left, said curve having a central angle of 7-32-56, a radius of 1,145.92 feet, a tangent of 75.60 feet, for a length of 150.98 feet to a point; thence S 8-33-46 W 8.00 feet to a point; thence along a curve to the right, said curve having a central angle of 74-32-06, a radius of 135.00 feet, a tangent of 102.72 feet for a length of 175.62 feet to a point on the west line of Parham Road; thence southwardly along Parham Road, S 6-54-19 E 150.05 feet to a point; thence S 3-50-58 E 4.74 feet to a point; thence along a curve to the right, said curve having a central angle of 23-36-57.1, a radius of 904.93 feet, a tangent of 189.18 feet for a length of 372.99 feet to a point; thence along a curve to the right, said curve having a central angle of 76-13-47.9, a radius of
50.00 feet, a tangent of 39.23 feet, for a length of 66.52 feet to a point on the north line of Holly Hill Road as widened, and the point of beginning and containing 47.616 acres.

                        EXHIBIT E - Intentionally deleted

                  EXHIBIT F - ENERGY SERVICE AND ENERGY CHARGES

                               REGENCY SQUARE MALL


   1.0 Landlord will deliver to the Demised Premises, electric energy for lighting, miscellaneous power, heating and air conditioning of the same, from the central electric energy distribution system of the Shopping Center in accordance with the following:

   1.1 Electric energy shall be available at any time between 8 a.m. and 10 p.m. on the days when the center is designated open by Landlord in the capacities adequate to satisfy the full electric load of the Demised Premises. Characteristics of the electric energy service are 3 phase, 4 wire, 60 cycle, 277/480 volt.

   1.2 In addition during all other hours of the year, electric energy will be available for off hour lighting use by the Tenant. Said off hour load may not exceed 5% of the total connected load of the lighting devices.

   1.3 In addition, during all other hours of the year, electric energy will be available for maintaining an in-space temperature of 35 degrees F, whenever outdoor temperature is 35 degrees F or less.

   2.0 Tenant shall submit its mechanical and electric plans for the Landlord's approval. Nothing contained in this Lease shall be construed to obligate the Landlord to approve Tenant plans or systems with a total connected load in excess of six (6) watts per square foot of Floor Area, exclusive of the connected load of heating and air conditioning equipment.

   2.1 Without the written consent of the Landlord in advance, Tenant shall not increase its heating or cooling load or electric usage capacity beyond that initially installed in the Demised Premises in accordance with the approved plans thereof, nor shall it use heating and air conditioning for any purpose other than comfort conditioning of its space, nor shall it use electric energy for any other purpose than lighting and power demands indicated on its approved drawings.

   2.2 Without the prior written consent of the Landlord, or unless expressly otherwise required by the Lease, Tenant shall not use electric energy during times other than the hours 8 a.m. through 10 p.m. on the days when the Landlord has designated the center as open, except that off hour lighting and freeze protection heating described hereinbefore, and electrical energy used for Tenant's refrigeration equipment and cash registers, shall not be considered a violation of this clause.

   2.3 Tenant shall install an electric heating and air conditioning system in conformance with the description contained in 4.0 hereinbelow.

   3.0    Landlord's Inspections:

   3.1 Landlord shall have the right to inspect the Demised Premises to test Tenant's systems and to install and operate suitable devices for the purposes of determining Tenant's connected load, demand and consumption of electric energy and space temperature. Frequency of such inspections is at the Landlord's option and it should conduct same in a manner to keep disturbance of Tenant's operation at a minimum.

   3.2 If such an inspection indicates that Tenant's connected load, energy usage or operation deviates from or exceeds the conditions set forth in this Lease, Landlord may require (in addition to any other right it may have) Tenant to pay the cost of said inspection and that the Tenant provide, at its own cost, all remedial action required to conform its installation or operation to this Lease.

   4.0    Tenant's Systems:

   4.1    The electrical work shall be as stated in the Criteria.

   4.2 Tenant's distribution shall be arranged to provide independent circuiting for off hour operating devices, completely separated from all other users. These off hour devices are:

   4.2.1 Night lighting (limited to 5% of the total connected load of all lighting devices);

   4.2.2  The fan motor of the air handling equipment, used for heating;

   4.2.3 The electric heaters of said air handling equipment and the controllers of said air handling equipment;

   4.3 There shall be a separate disconnect switch for the off hour operating devices and other separate switch or switches for all other circuits. These latter switches shall be of the type suitable for remote activation/deactivation, and shall be of the type designated by the Landlord and the manufacturer and model shall be subject to Landlord's approval for this purpose.

   4.4 Landlord has the option to install a central remote control system, that will deactivate all electrical circuits of the Tenant, except the off hour operating devices described hereinbefore, as an energy conservation measure during all hours when the center is not designated open by the Landlord.

   4.5 Tenant's air conditioning and heating system shall be sized to offset the in-space and the transmission/radiation heat gains and losses of the Demised Premises at the design conditions listed and the space temperatures indicated as follows and these design conditions shall be used in the computation establishing the electrical charge rates.

   4.5.1 Heating: Indoor dry bulb temperature 70 degrees F Outdoor dry bulb temperature 12 degrees F Wind velocity (up to 75% of extreme cold hours) 8 mph

   4.5.2 Cooling: Indoor dry bulb temperature 76 degrees F Indoor wet bulb temperature 63 degrees F Indoor relative humidity 50 degrees F Outdoor dry bulb temperature 96 degrees F Outdoor wet bulb temperature 79 degrees F

   4.5.3 Space load criteria Outdoor air intake rate shall not exceed 0.20 of a CFM per square foot in sales area and 0.10 in stock areas except during times when neither refrigeration nor heating is performed by means of electric energy and the space is being conditioned by the use of outdoor air. The total amount of air exhausted by mechanical exhaust devices installed by the Tenant shall not exceed the maximum outdoor rate described hereinbefore. Heat gain from the electrical devices, lighting, motors and the like in the Demised Premises shall be their actual rating as shown on the Tenant's electrical plans. For the purposes of sizing the electric heating devices, a credit shall be taken for such heat gain in accordance with the recommendations of ASHRAE Guide. Occupancy of the space shall be considered one person for every 100 square feet of store area.

   4.6 Tenant's mechanical equipment shall include the following provisions and conform to the following limitations:

   4.6.1 The overall efficiency of the air conditioning unit shall be such that the electric power required for a ton of refrigeration does not exceed
          1.4 KW at the design conditions stated hereinbefore. Said 1.4 KW shall include air cooled equipment which shall include air supply fan, refrigeration compressor, cooling tower (or evaporative condenser) fan and water circulating pump in case of water cooled equipment.

   4.6.2 A 100% outdoor air economizer cycle shall be provided that will allow cooling of the space without the use of electric refrigeration, whenever the outdoor temperature is 55 degrees F or less. Automatic control devices shall be provided to prevent the refrigeration equipment from operating, whenever the outdoor temperature is 55 degrees F or less and shall also prevent the electric heaters from operating whenever the outdoor air quantity drawn by the system exceeds the maximum outdoor air rate described hereinbefore.

   4.6.3 A time clock shall be provided, of the seven day type, to activate and deactivate the heating and air conditioning system. The on and off settings of this time clock shall be the same as the hours when the center is designated open and closed respectively, except that a 1/2 hour morning warm-up period is permitted during the heating season before the actual time of opening the center.

   4.6.4 An automatic device will keep all outdoor dampers closed during such warm-up cycle or whenever the temperature in the store is less than 65 degrees F.

   4.6.5 The electric heating coils shall have multiple circuits and shall be operated by multi-step controllers equipped with time delays between the steps. These time delays will prevent the entire coil from becoming energized simultaneously by a call for heat from the temperature control system and will be adequate in span to allow the space temperature sensing devices to respond to the added heating energy. When the total capacity of the heating coils of an air handling unit is 15 KW or less, a minimum of three equal circuits shall be provided; when this capacity is more than 15 KW but less than 60 KW, a minimum of 5 equal circuits shall be provided; for capacities exceeding 60 KW the individual circuit size shall not exceed 15 KW.

   4.7 Tenant's heating and air conditioning system shall be provided with automatic controls maintaining the space temperature automatically by cycling the air conditioning compressors and the electric heaters. Whenever mechanical refrigeration is used, the indoor temperature maintained shall not be less than 75 degrees F. Whenever electric heating is used the indoor temperature maintained shall not be more than 70 degrees F.

   4.7.1 Temperature maintained lower than these values in the summer or higher in the winter shall be considered a violation of the Lease and Landlord shall have the right (in addition to whatever other rights he may have) to estimate the energy consumed by such excesses, and to adjust the energy service charges to include additional monies for such excesses, including adjustment for the past 12 months.

   4.7.2 Tenant's air conditioning equipment shall include a part load operation capacity control for its refrigeration compressors. This may be in the form of multiple compressors or unloading devices, except for units less than 6 tons of total capacity as to which this requirement is waived. Air conditioning units with a total capacity over 6 tons but not exceeding 20 tons shall have at least 2 capacity reduction steps, that is 100%, 50%, off. Units over 20 ton capacity shall have at least 3 steps of capacity control, that is 100%, 66%, 33% and off.

   4.7.3 More refined capacity controls or smaller incremental steps as described hereinbefore are acceptable for both the refrigeration compressors and the electric heating coils.

   4.8 All outdoor air dampers shall be first grade quality, provided with air tight seals on all damper edges and on all four sides. They must be leak free in their closed position.

   4.9 All ductwork carrying heated or cooled air, except exhaust ductwork, shall be proved with not less than 1", thermal insulation when running in non-air conditioned spaces or in hung ceilings that are not acting as active air return plenums. Any such ductwork running outdoors shall be provided with not less than 2" thick thermal insulation.

   4.10 Tenant's air conditioning system shall be designed to prevent escape of air into public areas or other stores, and of odors or contaminants into the public areas or other stores and shall transmit no noise or vibration into public areas or other stores.

   4.11 Tenant agrees to operate its systems so that the amount of electrical energy consumed for its use is to be economically moderated by avoiding any unnecessary or wasteful consumption of electricity.

   5.0    Electrical Consumption Charge:

   5.1 Tenant agrees to pay Landlord for the energy service supplied, under the conditions described herein, as additional rent, the Electrical Consumption Charge, payable in 12 equal monthly installments on the first day of each month during the Lease Term. The payment provided for herein shall be adjusted for each calendar year, at the end of the preceding calendar year by adding thereto a sum computed at the rate of 1% (or fraction thereof) for each increase of 1%, (or corresponding fraction thereof) of the overall average cost of electric energy paid by the Landlord. At the same time, the same increase shall be collected by the Landlord for the preceding calendar year.

   5.2 Landlord's average unit cost of electricity shall be arrived at by calculating the sum of its electric bills for the preceding 12 months, divided by the sum of electric energy usage, stated on said bills, in kwh.

   5.3 The Electrical Consumption Charge will be based on the Tenant's connected electric load as evaluated by the Landlord's engineer. Tenant shall furnish his final mechanical and electrical drawings to the Landlord for that purpose and shall cooperate with the Landlord's engineer, furnishing all information required for an exact determination of the connected load of each electric energy using device as well as for the evaluation of full conformance with the provisions of this lease.

   5.4 For the purposes of connected load computation each electric energy consuming device will be counted as follows:

   5.4.1 Fluorescent and mercury lighting at the actual rated wattage of the lamps and ballast loss plus 10% for power factor correction rounded off to the nearest 25 volt-amperes. Incandescent lighting at the full rated wattage of the lamps, in volt-amperes.

   5.4.2  All motors at their full nameplate rating of volt-amperes.

   5.4.3 All resistance type devices such as heaters at their full rated capacity.

   5.4.4 All convenience outlets, with no load indicated (such as wall or floor or show-case installed) at 180 VA per receptacle for 120V, 15A or 20A receptacles; 2000 VA for 208V, 15A or 20A receptacles.

   5.5 The total connected load will be the sum total of the individual electric energy consuming devices connected load as described above, without any deduction for alleged or actual diversities or partial operations; with the following two exceptions:

   5.5.1 Air conditioning equipment and heating equipment is excluded in full as their usage will be reflected in the Electrical Consumption Charge values as a function of the connected load;

   5.5.2 Whenever two electrical energy consuming devices are prevented from operating simultaneously by an automatic electric interlock without any manual override device, only the larger of the two will be included for the connected load summation.

   5.6 The Floor Area of the Demised Premises shall be as stated in Paragraph 1(a) of the Lease.

                                   EXHIBIT F-1

                       REGENCY SQUARE, RICHMOND, VIRGINIA
                       ENVIRONMENTAL SERVICES, FOOD COURT



   1.0    General:

   1.1 Landlord will provide for the Demised Premises: all electric energy for lighting, miscellaneous power and supplementary heating use; and conditioned air for heating and air conditioning use; all in accordance with the following:

   1.1.1 Electric energy will be available on the days and between the hours of each day, when the Shopping Center is designated open by Landlord, in capacities adequate to satisfy the actual electric load in the Demised Premises;

   1.1.2 During all other hours of the year, electric energy will be available for off-hour lighting use, heating, computer use and food refrigeration use by Tenant; off-hour lighting may not exceed five percent (5%) of the total connected load of the lighting devices in the Demised Premises, unless expressly stated in this lease otherwise;

   1.1.3 Electricity may not be used for air-conditioning purposes; only for control.

   1.2    Electric energy service related installation requirements:

   1.2.1 Electric energy is delivered by Landlord to electric distribution rooms, located as designated by Landlord; Landlord's distribution system terminates in bus ways, furnished by Landlord, in these distribution room. All electrical work and installations required for the beneficial use of the Demised Premises, beyond these bus ways shall be provided by Tenant;

   1.2.2 This work by Tenant shall include: (i) fused disconnect switch, compatible to and installed in Landlord's bus way; and (ii) wire from that switch to the Demised Premises, to Tenant's in-space electric distribution system;

   1.2.3 Characteristics of Tenant's electrical distribution shall be based on 277/480 volt, three phase, four wire service; it shall include dry-type transformer for any other required voltage.

   1.3 Conditioned air will be supplied under the conditions, time schedules and Tenant installation requirements described in Exhibit "F-2" hereof.

   1.4 Neither the electric energy nor the conditioned air service supplied by Landlord to Tenant will be metered nor check-metered.

   2.0    Inspections and Evaluations by Landlord:

   2.1 Landlord has the right to inspect the Demised Premises to test Tenant's systems, electricity and conditioned air usage, or space temperature. Frequency of such inspections shall be at Landlord's discretion; Landlord shall utilize reasonable efforts to conduct same in a manner to keep disturbance of Tenant's operation at a practicable minimum.

   2.2 In case such an inspection finds that Tenant's connected load, energy use or operation deviates from, or exceeds the conditions set forth in this lease, Landlord may (in addition to any other rights and remedies elsewhere provided or permitted) require that Tenant pay for the cost of the said inspection and that Tenant provide, at Tenant's sole cost and expense, all remedial actions required to conform Tenant's installation or operation to the provisions of this Lease.

   2.3 For the purpose of evaluating the "Environmental Charge Rate" and for the purpose of any other provision of this Lease, the "Connected Electric Load" of the Demised Premises is defined as the sum total of the individual electric energy consuming devices' connected load in the Demised Premises, without any deduction for alleged or actual diversities or for partial operations; except, when two (2) electric energy consuming devices are prevented from operating simultaneously by means of an automatic interlock, without manual override device, only the larger of the two (2) has to be included in the connected load summation.

   2.3.1 For the purposes of connected load summation, the connected load of each electric energy consuming device is defined as follows:

   2.3.2 Fluorescent and mercury lighting at the actual rated wattage of the lamps plus ballast loss, plus ten percent (10%) power factor correction;

   2.3.3 Incandescent lighting at the full rated wattage of the lamps, in volt-amperes;

   2.3.4 All motors at full name-plate rating volt-amperes, including all losses;

   2.3.5 All resistance type devices and all appliances, such as ovens or refrigerators at their full rated capacity, with all circuits operating, in volt-amperes;

   2.3.6 All convenience outlets with no load indicated on the drawings count at 180 VA. per receptacle for 120 V., 15A. or 20A. receptacles; and at 2000 VA. each for 208 V., 15A. or 20A. receptacles.

   3.0 Plans: Tenant shall submit its electrical and mechanical plans to Landlord, for Landlord's prior written approval. Nothing contained in this lease shall be construed to obligate Landlord to approve Tenant's plans or systems with a total connected load in excess of seven (7) watts per square foot of Floor Area, exclusive of electric heating devices.

   3.1 Without advance written consent of Landlord, Tenant shall neither increase nor decrease its electric load, or its air conditioning load from the initial installation in the Demised Premises, in accordance with the approved plans thereof.

   3.2 Without advance written consent of Landlord or unless expressly otherwise required by this Lease, Tenant shall not use electric energy nor conditioned air during times other than on the days and between hours when Landlord has designated the Shopping Center as "open"; except, that off- hour lighting, computer use and food refrigeration in accordance with the foregoing and other requirements and heating during "off-hours" shall not be considered a violation of this clause.

   4.0    Energy Management Requirements:

   4.1 Tenant's electrical distribution shall be arranged for independent circuiting for all off-hour operating devices, separated from all other users. These off-hour devices are:

   4.1.1 Night lighting, including any signs that remain operative during "closed" hours. Connected load of such lighting is limited to five percent (5%) of the total connected load of all lighting devices in the Demised Premises.

   4.1.2  Refrigerators and coolers with their controllers;

   4.1.3  Computers required to be "on" twenty-four (24) hours per day;

   4.1.4  Timer and Temperature Controls.

   4.2 A separate disconnect contactor shall be provided for the off-hour operating devices. Another, separate disconnect contactor(s) shall be provided for all other uses.

          This latter (not "off-hour use" devices) contactor(s) shall be of the type suitable for remote activation/de-activation by low voltage signal and shall be of the type designated by Landlord. Manufacturer and model of these contactors shall be subject to Landlord's prior written approval.

   4.3 Landlord has the option to install a central, remote control system, that may deactivate (part or) all electrical circuits of Tenant as an energy conservation measure, during all hours when the Shopping Center is not designated "open" by Landlord.

   4.4 In case Landlord does not install the central control system described in Section 4.3 hereof, Tenant shall install time-clocks. Whenever the Demised Premises are not "open for business", these time-clocks will keep:

   4.4.1 All electric energy consuming devices inoperative; "off-hour" devices described in Sections 4.1.1 through 4.1.4 hereof are exempt from this requirement;

   4.4.2 Re-set the thermostat(s) maintaining space temperature during the heating season to 70 degrees F. whenever the Shopping Center is designated "open" by Landlord, and to 50 degrees F. during all other times.

   5.0 Environmental Service Charges {referred to as "Electrical Consumption Charge" in Paragraph 1(n) of this Lease}

   5.1 For the Environmental Energy Services supplied under conditions described herein, Tenant agrees to pay Landlord, as additional rent, the annual "Environmental Service Charge" (Electrical Consumption Charge), payable in twelve (12) equal monthly installments, on the first day of each month during the Lease Term.

   5.2 The payment provided herein shall be adjusted and billed each month, by adding thereto a sum reflecting in proportion any increase in any of the following components of whatsoever kind or nature.

   5.2.1 Electric Utility (Virginia Electric Power Co.) rates and charges, including "customer service charge" or "fuel adjustment" or "fuel purchase cost" type charges of the Utility;

   5.2.2 Surcharges, Taxes and Levies related to the utility charge or to the electric or to the conditioned air service;

   5.2.3 Tenant's connected loads, operating hours of Tenant and of the entire Shopping Center;

   5.2.4 Five percent (5%) late charge for any Environmental Service Charge balance unpaid on the twentieth (20th) of the month following the billing date (in addition to other rights and remedies provided or permitted in this Lease).

   5.3 The Environmental Service Charge (Electrical Consumption Charge) shall be based on Tenant's connected loads and on Tenant's heating and air conditioning loads, each, as established by Landlord's engineers.

   5.3.1  For that purpose, Tenant shall:

   5.3.1.1 Furnish its final mechanical and electrical drawings to Landlord in accordance with the requirements of this Lease; electrical drawings shall include schedule of lighting fixtures with manufacture, lamp and ballast (if applicable) rating in watts, schedule of all motors and appliances with rating in watts or Kw. (a separate schedule may be submitted for this purpose); mechanical drawings shall include air flow ratings;

   5.3.1.2 Identification of lighting and any other devices intended to operate "off-hours";

   5.3.1.3 Cooperate with Landlord's engineers, furnishing all information required for exact determination of the connected load of each electric energy using or heat producing device or condition;

   5.3.1.4 Agree to accept the estimate of Landlord's engineers for any information or data described in Sections 5.3.1.1 and 5.3.1.2 hereof, but not shown on the drawings (and other documents) supplied by Tenant.

   5.4 Landlord's engineers, using the Connected Electric Loads developed as per Section 2.3 hereof and using its estimate for the number of hours usage will calculate:

   5.4.1 The charges (including taxes), that Tenant, as the operator of an independently metered and monthly billed premises equipped with an "assumed" air-cooled, roof-top type (reciprocating, package) air conditioning unit(s) with built-in electric resistance type heating devices would pay to the public Utility Company (identified above), at the lowest rate that would be applicable to such premises for the electric demand and energy consumption, including customer (type) and similar charges;

   5.4.2 A component, reflecting the equivalent cost of amortizing the installation of the "assumed" roof-type Air Conditioning Equipment, reflecting also the cost of its maintenance and repair.

          This component, subject to change by Landlord, is Two Hundred Ten and no/100 Dollars ($210.00) per year for each Ton of "nominal" capacity of this "assumed" Equipment.

   5.5 The "Environmental Service Charge" (Electrical Consumption Charge) shall be the sum of the estimate described in Section 5.4.1 plus the component described in Section 5.4.2.

   5.6 In no event shall payment of the "Environmental Service Charge" (Electrical Consumption Charge) abate, nor shall Lessee have any right of offset or counterclaim against the payment of such a charge.

   5.7 When developing the Environmental Service Charge, the following minimum values and factors shall be applied:

   5.7.1 All "off-hour" electric energy consuming devices (as described in Sections 4.1.1 through 4.1.5) will be considered operative twenty-four
          (24) hours per day, year-round;

   5.7.2 Any electric energy consuming device not provided with time-clock or not connected to Lessor's central control system shall be considered operative twenty-four (24) hours per day, year around; including air handling equipment;

   5.7.3 Outdoor air intake rate shall be calculated at rate not less than 0.18 CFM per square foot unless more is indicated on Tenant's drawings;

   5.7.4 Energy consumption of the "assumed" self-contained air conditioning unit compressor(s) and condenser fan combined is 1,400 watts for each 12,000 BTUs (ton of refrigeration) produced, and the sensible heat factor of this "assumed" units cooling coil is seventy-nine percent (79%);

   5.7.5 Demand and electric energy consumption of the evaporator fan of the "assumed" self-contained air conditioning unit is 500 watts/square feet of conditioned area; this fan is assumed to be operative, whenever the store is open;

   5.7.6 For purposes of establishing the "nominal" capacity of the "assumed" self-contained A.C. unit, the nearest unit with higher capacity than the peak cooling load of the premises (as calculated by Landlord's engineers) will be selected from the following list of "nominal capacity" (expressed in tons of refrigeration effect):

          2.0, 3.0, 5.0, 8.0, 10.0, 15.0, 20.0, 25.0, 30.0

          When the peak cooling load of space exceeds 30.0 tons (360,000 BTUs) multiple units with nearest identical capacities will be selected;

   5.7.7 Maximum occupancy shall be seventy-five (75) square feet per person; except thirty (30) square feet per person in food service type stores in areas accessible to the public;

   5.7.8 Full operating hours of space include one half hour each in the morning before the Demised Premises opens for business and in the evening after the Demised Premises has closed for the day, representing preparation and cleaning functions of Tenant's personnel.

   6.0    Discontinuation of Service:

   6.1 In case Landlord finds, in its sole judgment, that it is not feasible to furnish or continue to furnish electricity, or conditioned air, or in case it shall become unlawful for Landlord to furnish electricity or conditioned air, Landlord may discontinue providing either one or all of these services, in the entire Shopping Center or in any part thereof.

   6.2 In the event of discontinuation in the conditioned air services, Tenant shall be responsible for purchasing and installing heating and air-conditioning equipment at Tenant's own cost and expense, as required to provide air conditioning and heating to the Demised Premises.

   6.3 In the event of discontinuation in the electric energy services, Tenant shall be responsible for purchasing its electricity directly from the utility company; and Tenant shall at Tenant's sole cost and expense cause the Demised Premises to be separately metered and billed.

   6.4 Tenant agrees that Landlord shall not be liable to Tenant for disruption or diminution of the electric or of the conditioned air services, nor for any shortages or curtailments in the use of these services and in no event shall any such disruption or shortage or curtailments entitle Tenant to any abatement of the rents or other charges due under this lease, nor shall it constitute an eviction, actual or constructive.

                                   EXHIBIT F-2

                       REGENCY SQUARE, RICHMOND, VIRGINIA
                      HEATING/COOLING SERVICES, FOOD COURT

   1.0 Conditioned Air: Landlord will provide for the Demised Premises conditioned air for air-conditioning and heating; on the days and between the hours of each day, when the Shopping Center is designated open by Landlord, in capacities adequate to satisfy the actual air conditioning load of the Demised Premises, as determined by Landlord.

   2.0     Tenant systems:

   2.1 Tenant's air handling and distribution system shall be sized to offset the in-space and transmission/radiation heat gains of the Demised Premises at the design conditions listed and space temperatures indicated herein. These design conditions and temperatures shall be used in the computations establishing the "Environmental Service Charge" (Electrical Consumption Charge) rate, as described in Exhibit F".

           Indoor temperatures maintained by Tenant lower than those indicated, when cooling, or higher, when heating, shall be deemed a violation of this Lease. In case of such violation, Landlord shall have the right, in addition to any other rights it may have, to estimate the energy consumed by such excess or excesses, and to adjust the "Environmental Service Charge" (Electrical Consumption Charge) to include additional monies for such excess(es), including also adjustment for the past twelve (12) months.

   2.1.1   "Peak" design conditions, air conditioning:

           Indoor dry-bulb temperature                  76 deg. F.
           Indoor wet-bulb temperature                  63 deg. F.
           Outdoor dry-bulb temperature                 95 deg. F.
           Outdoor wet-bulb temperature                 76 deg. F.

           (At Tenant's counter only, and subject to each Tenant's individual use and configuration of the Demised Premises) 2.1.2 "Peak" design conditions, heating:

           Indoor dry-bulb temperature                  70 deg. F.
           Outdoor dry-bulb temperature                 17 deg. F.

   2.2 Tenant's air conditioning system shall be designed for and conform to the following criteria:

   2.2.1   Cooling media conditions:

   2.2.1.1 The conditioned air is delivered by Landlord's system with a supply temperature not more than 54 deg. F. DB and 53.5 deg. F. WB and with a pressure of 0.18 (eighteen-hundredth) of one inch W.G. on the downstream side of Landlord's V.V. Box, all at times of "peak" design cooling outdoor conditions;

   2.2.1.2 During all other times, these temperatures and pressure differential may be reset, at Landlord's option, in accordance with energy conservation principles.

   2.2.2 Landlord's Work for the conditioned air service terminates with a Variable Volume Air Terminal Box (V.V. Box), located near or in the Demised Premises; thermostatic control of V.V. Box will be also provided by Landlord.

           All air conditioning, ventilating and heating work and installation, required for the beneficial use of the Demised Premises, beyond this junction point shall be provided by Tenant, including all piping connections to Landlord's distribution network;

   2.2.3 Tenant shall install, located in the Demised Premises, an air distribution system and electric heating devices selected by it to satisfy the heating and air conditioning requirements of the Demised Premises, with the heating/cooling media conditions and indoor/outdoor temperatures stated hereinbefore;

   2.2.4 Tenant's air systems shall be designed to prevent escape of any odors or contaminants into public areas or other stores; they shall not transmit noise or vibration into the public areas or to other premises.

   2.2.4.1 When the Tenant's operations are odor-producing (such as, but not limited to food-service- establishments), a combination (dual-fan) make-up and exhaust system shall be included, containing the odor-producing part of the Demised Premises under negative pressure conditions with twenty-five percent (25%) excess exhaust capacity over the outdoor air supply rate and in full compliance with all applicable codes. A certified "air balance" report shall be submitted to Lessor prior to commencement of Lessee's operations;

   2.2.4.2 Mechanical (Motor-driven) exhaust systems shall be provided for all toilets, capacities as directed by applicable codes; and

   2.2.4.3 Routing of any ductwork outside of the Demised Premises shall be as directed by Landlord; any such ductwork penetrating fire-protective barriers shall be equipped with fusible-link dampers as prescribed by the applicable code(s).

   2.2.5 All ductwork carrying cooled air shall be provided with 1.0 in. thermal insulation including vapor barrier; except that any such ductwork run in air-conditioned spaces or hung ceilings that function as air return plenums need not be insulated under the provisions of this Lease. Outdoor air intake ducts and any ductwork carrying air-conditioned air outdoors shall have 2.0 in. insulation, with vapor barrier.

   2.3 Tenant systems shall be automatically and thermostatically controlled to permit heating by electric energy only, when:

   2.3.1   The V.V. Box is in the "minimum" flow rate positions; and

   2.3.2   The Shopping Center is "open" (as determined by Landlord).

   2.4 Landlord may elect to connect Tenant's controls to a central, remote energy management system in order to perform specific functions in which case, Tenant shall incorporate into its systems (24 Volt) relays, of the type designated by Landlord.

                         EXHIBIT G - MEMORANDUM OF LEASE


STATE OF VIRGINIA

CITY OF RICHMOND


         ONE FEDERAL STREET JOINT VENTURE, a Massachusetts joint venture, with offices in Newark, New Jersey (hereinafter called "Landlord"), hereby leases to ____________________ _________________________, a _______________________,
(hereinafter called "Tenant"), and Tenant hereby rents from Landlord for a period of __________ (_____) years beginning ________________, 19___, and ending
_______________, ______, store premises in Regency Square Shopping Center, located on property situated in the City of Richmond, State of Virginia, and more particularly described on Exhibit A attached hereto and made a part hereof by reference. All of the provisions set forth in that certain Lease Agreement dated _______________, 19__, by and between Landlord and Tenant are hereby incorporated into and made a part of this Memorandum.
         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed this _____ day of ______________, 19___.

      (Signatures and Acknowledgements for Landlord and Tenant to be added)

                        EXHIBIT H - ESTOPPEL CERTIFICATE


Date:  __________________________


Re:

Gentlemen:

The undersigned, as tenant under that certain lease dated _________________, 19__ together with amendments dated _________________, 19__ (collectively, the Lease) made with _____________ ____________________________________ as Landlord,
for suite _____ at ______________________ (Demised Premises) hereby ratifies the Lease and certifies, as of the above date, to the following:

         1.  Name of Tenant: _________________________________________________.

         2.  Date of Commencement of Lease:  _________________________________.

         3.  Date of Termination of Lease:  __________________________________.

         4.  Square Footage of Demised Premises:  ____________________________.

         5. Tenant agrees that monthly rent commenced on ____________, 19__, that the current monthly rent, inclusive of pass throughs of expenses, is $____________________. A security deposit in the amount of $____________ has (has not) been applied to rent.

         6. Tenant has no option to renew the Lease except as set forth in the Lease. Tenant has no option to expand into additional space in the Property except as set forth in the Lease. Tenant does not have a right of first refusal on any space in the property except as set forth in the Lease nor does Tenant have any option to acquire the property in which the Demised Premises are located.

         7. Tenant has accepted and is occupying the Demised Premises. Tenant has made no advancements for or on behalf of Landlord for which it has the right to deduct from or offset against future rents and has not paid rent or additional rent in advance for more than the current month during which this certification is made. Tenant agrees not to pay rent or additional rent more than one (1) month in advance at any one time. Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease and any free rent period under the lease has expired.

         8. All of the improvements contemplated by the Lease to be constructed by Landlord have been fully completed by Landlord in accordance with the plans and specifications approved by Tenant, and Tenant is in full and complete possession of the Demised Premises, paying rent and actively conducting its business therein. Tenant has received all amounts agreed to be contributed by Landlord for finishing the Demised Premises to Tenant's specifications. None of Landlord's contribution for Tenant's fit-up expenditures may be credited on Tenant's behalf towards rent or additional rent due to Landlord.

         9. The Lease dated ___________________ is unmodified and in full force and effect {except for modification(s) dated _________________} and is the entire agreement between Landlord and Tenant pertaining to the Demised Premises.

         10. There exists no breach or default nor state of facts with which notice, the passage of time, or both, would result in a breach or default on the part of either the Tenant or Landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

         11. Tenant has not assigned its interest in the Lease, nor has it sublet any portion of the Demised Premises under the Lease.

         12. Tenant agrees that no future amendment of the Lease is enforceable unless such amendment has been consented to in writing by the lender making a loan on the Property of which the Demised Premises form a part.

The undersigned acknowledges that the foregoing certifications are made to induce ____________________ to/make a loan secured by/purchase/ the building in which the undersigned's Demised Premises are located, and that _____________________________________ intends to rely on the certifications contained herein in making such loan.



                                                 -----------------------------

                                                 By:__________________________

                                SURETY AGREEMENT
                      TO BE ATTACHED TO AND FORM A PART OF
                   LEASE AGREEMENT DATED ______________, 1997,
                                 BY AND BETWEEN
                   ONE FEDERAL STREET JOINT VENTURE (LANDLORD)
                 AND PIZZERIA REGINA OF VIRGINIA, INC. (TENANT)


In consideration of the execution of the above referenced Lease by Landlord, the undersigned (hereinafter referred to as "Surety"), intending to be legally bound hereby becomes Surety for the prompt and faithful performance by Tenant of the Lease and all the terms, covenants and conditions thereof including, but not limited to, the payment by Tenant of the rent and all other sums to become due thereunder.

Surety agrees that (1) this obligation shall be binding upon Surety without any further notice or acceptance hereof, and shall be deemed to have been accepted by the execution of the Lease; (2) immediately upon each and every default by Tenant, without any notice to or demand upon Surety, Surety will pay to Landlord the sum or sums in default and will comply with or perform all the terms, covenants and conditions of the Lease which shall be binding upon Tenant as provided in the Lease; (3) no extension, forbearance or leniency extended by Landlord to Tenant shall discharge Surety and Surety agrees at all times it will be liable notwithstanding same and notwithstanding the fact that Surety has had no notice of any default or of any forbearance or extension; (4) Landlord and Tenant without notice to or consent by Surety may at any time or times enter into such modifications, extensions, amendments or other covenants respecting the Lease and Surety shall not be released thereby, it being intended that any joinder, waiver, consent or agreement by Tenant by its own operation, shall be deemed to be a joinder, consent, waiver or agreement by Surety with respect thereto and that Surety shall continue as Surety with respect to the Lease as so modified, extended, amended or otherwise affected; and (5) neither the Surety's obligation to make payment in accordance with the terms of this Surety Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any impairments, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute, or from the decision of any court.

Surety further agrees to be bound by each and every covenant, obligation, power and authorization, without limitation, in the Lease, with the same force and effect as if it were designated in and had executed the Lease as Tenant thereunder.

IN WITNESS WHEREOF, the undersigned has executed this Surety Agreement under seal as of the day and year first above written.


ATTEST:                                      BOSTON RESTAURANT ASSOCIATES, INC.
                                             a Delaware corporation

____________________________          BY:    _____________________________
________ Secretary                           _____ President

(CORPORATE SEAL)

Address of Surety:

999 Broadway, Suite 400
Saugus, MA  01906